As filed with the Securities and Exchange Commission on May 23, 2011

Registration No.: 333-172629

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to
Form S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EMPEIRIA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	27-5079295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

142 W. 57th Street, 12th Floor
New York, NY 10019
(212) 887-1150

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Alan B. Menkes
Chief Executive Officer
c/o G2 Investment Group, LLC
142 W. 57th Street, 12th Floor
New York, NY 10019
(212) 887-1150

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000 (212) 983-3115 — Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	11,500,000	$10.00	$115,000,000	$13,351.50
Shares of Common Stock included as part of the Units(2)	11,500,000	—	—	—	(3)
Warrants included as part of the Units(2)	11,500,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(2)(4)	11,500,000	$11.50	$132,250,000	$15,354.23
Representative’s Unit Purchase Option	1	$100.00	$100.00	.01
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)	1,000,000	$15.00	$15,000,000	$1,741.50
Shares of Common Stock included as part of the Representative’s Units	1,000,000	—	—	—	(3)
Warrants included as part of the Representative’s Units	1,000,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	1,000,000	$11.50	$11,500,000	$1,335.15
Total			$273,750,100	$31,782.39	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 units, 1,500,000 shares of common stock and 1,500,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 23, 2011

$100,000,000

EMPEIRIA ACQUISITION CORP.

10,000,000 Units

Empeiria Acquisition Corp. is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction, although we intend to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable stock transaction or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Our sponsor, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business transaction.

We will provide our stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described in this prospectus. We intend to consummate our initial business transaction and conduct redemptions of our common stock for cash without a stockholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC, and the terms of a proposed business transaction. In connection with the consummation of our business transaction, we may redeem pursuant to a tender offer up 93% of the shares sold in this offering. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

This is an initial public offering of our units. Each unit is being sold at a purchase price of $10.00 per unit and consists of (i) one share of our common stock and (ii) one warrant to purchase one share of our common stock. Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after our completion of a business transaction or [    ], 2012 [one year from the date of this prospectus], and will expire five years from the date of our initial business transaction, or earlier upon redemption or liquidation. We may redeem the warrants following the consummation of a business transaction on the terms set forth in this prospectus.

Empeiria Investors LLC, our sponsor, has agreed to purchase an aggregate of 500,000 private placement units, which we refer to as the placement units, from us at a price of $10.00 per unit in a private placement to be completed on or before the date of this prospectus. A portion of the proceeds received from the sale of the placement units will be placed in the trust account described below.

We have granted Cohen & Company Capital Markets, LLC, as the representative of the underwriters for this offering, a 45-day option to purchase up to 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to Cohen & Company Capital Markets, LLC, for $100, as additional compensation, an option to purchase up to 1,000,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units, common stock and warrants quoted on the OTC Bulletin Board under the symbols “[    ]”, “[    ]” and “[    ]”, respectively and anticipate that the units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading ten business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will commence.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.40	$9.60
Total	$100,000,000	$4,000,000	$96,000,000

(1)	Includes a $1.5 million ($0.15 per unit) corporate finance fee that is being deferred by the representative of the underwriters and will be placed in the trust account described below. Such funds will be released to the representative only upon our completion of a business transaction, as described in this prospectus. See section entitled “Underwriting.”

Of the net proceeds we receive from this offering and the private placement, $101,000,000 (approximately $10.10 per public share) or $115,625,000 (approximately $10.05 per public share) if the underwriters’ over-allotment option is exercised in full will be deposited into a trust account at J.P. Morgan Chase Bank N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the deferred corporate finance fee described in footnote (1) above. None of the funds held in trust will be released from the trust account, other than any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and any remaining interest that we need for our working capital requirements, until the earlier of (i) the consummation of a business transaction, (ii) our redemption of the public shares sold in this offering if we are unable to consummate a business transaction within 21 months from the date hereof (subject to the requirements of law) or (iii) our liquidation (if no redemption occurs).

We are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about [    ], 2011.

Cohen & Company Capital Markets LLC

PrinceRidge

The date of this prospectus is [    ], 2011

EMPEIRIA ACQUISITION CORP.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” are to Empeiria Acquisition Corp., a Delaware corporation;
•	references to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•	references to “initial business transaction” and to “business transaction” are to our initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction;
•	references to “initial shares” are to the 4,000,000 shares of our common stock issued to our sponsor in a private placement prior to this offering, up to 500,000 of which are subject to forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full;
•	references to “initial stockholders” are to our sponsor and any holders of our initial shares and placement shares;
•	references to “placement shares” are to 500,000 shares of our common stock included within the placement units being purchased by our sponsor in the private placement;
•	references to “placement warrants” are to warrants to purchase an aggregate of 500,000 shares of our common stock included within the placement units being purchased by our sponsor in the private placement;
•	references to “placement units” are to 500,000 units being purchased by our sponsor in the private placement, each placement unit consisting of one share of common stock and a placement warrant to purchase one share of common stock;
•	references to “private placement” are to the private placement of 500,000 placement units to our sponsor that will occur on or before the date of this prospectus for the aggregate purchase price of $5,000,000;
•	references to “public shares” are to shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•	references to “public stockholders” are to holders of public shares, including our sponsor or our officers and directors to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;
•	references to our “sponsor” are to Empeiria Investors LLC, a Delaware limited liability company, which is controlled by certain of our officers and directors;
•	references to a “target business” are to one or more operating businesses or assets which, after completion of this offering, we may target for an initial business transaction; and
•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. To date, our efforts have been limited to organizational activities and activities relating to this offering.

We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction, although we intend to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. We favor these sectors for three main reasons: First, these sectors, particularly energy and food, provide natural hedges against a devaluation of the U.S. dollar and resurgence in inflation, which we view as significant risks to the U.S. economy. Energy and food are global commodities, the prices of which tend to rise as the value of the dollar falls versus other major currencies and as inflationary pressures increase. Second, these sectors represent “needs” and not “wants”. We believe this makes demand for such products more inelastic and less subject to the vagaries of changing consumer tastes, which increases the predictability of long-term future cash flows. Finally, we believe these sectors will benefit from the higher growth rates in emerging markets as energy, transportation and food consumption per dollar of GDP tends to increase in rapidly growing economies.

We will seek to capitalize on the significant strength of our management team. Our executive officers and directors collectively have more than 100 years of experience in acquiring, financing, managing, advising and selling private and public companies in a variety of industries. We believe that our extensive relationships and contacts with multiple sources of deal flow, ranging from private and public companies, private equity funds, investment bankers and business brokers to attorneys and accountants, will allow us to generate a substantial volume of potential acquisition opportunities. Because members of our management team have spent the majority of their respective careers as private equity investors or as managers of private equity backed companies, they have developed a deal screening process that we believe will enable them to efficiently evaluate acquisition opportunities. In addition to our substantial level of experience as principal investors and senior managers, our executive officers and directors have had significant overlapping tenures during their careers. Alan B. Menkes, our chief executive officer, James N. Mills, our chairman of the board, and Barry Brigman, a member of our board of directors, have worked together on acquisition transactions for 13 of the last 18 years; Messrs. Menkes and Keith Oster, our president and a member of our board of directors, worked together at The Carlyle Group, where they started their careers as private equity investors, and were partners of Thomas Weisel Capital Partners and Empeiria Capital; and Messrs. Menkes and Michael Dion, our executive vice president and director, worked together on a series of transactions while Mr. Menkes was a partner at Hicks, Muse, Tate & Furst.

We do not have any specific initial business transaction under consideration, and we have not, nor has anyone on our behalf, undertaken any action to identify any acquisition candidate, including research, directly or indirectly contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to contact any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to do the same.

We have identified the following criteria that we believe are important and that we intend to use in evaluating business transaction opportunities. While we intend to utilize these criteria in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•	History of profitability and free cash flow generation. We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have predictable and recurring revenue streams.
•	Strong management team. We will seek to acquire one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

•	Opportunities for add-on acquisitions. We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.
•	Spin-offs/divestitures of non-core businesses or assets from larger companies. We will focus on one or more businesses or assets that are part of larger companies where the owners seek to divest or spin-off such businesses in order to free up capital to focus on core activities.
•	Defensible business niche. We will focus on one or more businesses or assets that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to create barriers to entry against new competitors. Such barriers to entry will enhance the ability of these businesses or assets to generate strong profitability and free cash flow.
•	Diversified customer and supplier base. We will pursue one or more businesses or assets that have a diversified customer and supplier base, which are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Effecting a Business Transaction

Our sponsor, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business transaction. If we do not consummate a business transaction within such 21-month period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. Our sponsor has agreed not to redeem any shares held by it in connection with the consummation of an initial business transaction, but will be entitled to redeem their public shares in the event we do not consummate a business transaction.

We intend to file a Form 8-A with the Securities and Exchange Commission, or SEC, to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business transaction.

Because we are not subject to a limitation that a target business have any specific fair market enterprise value at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

We will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business transaction. The amount in the trust account is initially anticipated to be $10.10 per share, or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full, including $0.15 per share being held in the trust account attributable to the deferred corporate finance fee payable to Cohen & Company Capital Markets, LLC solely in the event that our business transaction is consummated. If a stockholder vote is not required by law, for example the Delaware General Corporation Law, and we do not decide to hold a stockholder vote for business reasons, we will, pursuant to our amended and restated certificate of incorporation, consummate our initial business transaction and conduct redemptions of shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business transaction, and file tender offer documents with the SEC prior to consummating our initial business transaction. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. We intend to be bound by these and similar provisions regarding our business transaction in our amended and restated certificate of incorporation. We may however, redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules, if such vote was required by law or for business purposes. Examples of such business reasons may include that we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business transaction with proceeds released to us from the trust account. Our sponsor, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of the business transaction. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the business transaction, to satisfy the redemption threshold or to satisfy a closing condition in an agreement with a target that requires us to have a minimum amount remaining in the trust account at the closing of the business transaction, where it appears that such requirement would otherwise not be met. In addition, the terms of a business transaction may require that we register the securities we issue to the stockholders of a target company (in which case we would register such securities under a registration statement and include our proxy statement therein).

If we are unable to consummate a business transaction within 21 months from the date of this prospectus, we will redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable and net of interest we withdraw for working capital purposes, divided by the number of then outstanding public shares, subject to applicable law and as further described herein. Although the tender offer will be open to all of our public stockholders, we will consummate our initial business transaction only if holders of no more than 93% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the shares of common stock voted are voted in favor of the business transaction. However, the redemption threshold may be reduced by the terms and conditions of a proposed business transaction. For example, the proposed business transaction may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business transaction. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business transaction exceeds the aggregate amount of cash available to us, we will not consummate the business transaction (since we will not diminish the rights of any public stockholder to redeem), and any shares tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer. To the extent we are unable to obtain alternative financing on reasonable terms in order to avoid having to reduce the redemption threshold, the amount of public shares that we will seek to redeem in conjunction with our initial business transaction is likely to be lower than 93%. We established our redemption threshold at 93% to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act. Our initial stockholders have agreed not to redeem any shares of common stock held by them in connection with the consummation of a business transaction.

While we do not intend to pursue an initial business transaction with any company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, which we refer to as FINRA, that such an initial business transaction is fair to our stockholders from a financial point of view.

Potential Conflicts of Interest

Our directors and officers may have legal obligations relating to presenting business opportunities to multiple entities to the extent of a director’s and officer’s multiple affiliations. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. These conflicts of interest may not be resolved in our favor.

The discretion of our officers and directors, some of whom may be officers and/or directors of other companies, including our sponsor, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our stockholders’ best interest. Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities.
•	Our officers and directors may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business transaction.
•	Since our initial stockholders own shares of our common stock and warrants which will be released from transfer restrictions if a business transaction is successfully completed and since our initial stockholders may own securities which will become worthless if a business transaction is not consummated, the members of our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business transaction.
•	If our management negotiates to be retained post-business transaction as a condition to any potential business transaction, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.
•	Our directors and members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Some of our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. We have entered into a business opportunity right of first review agreement with Messrs. Menkes, Oster and Mills, which provides that from the date of this prospectus until the earlier of the consummation of our initial business transaction or our liquidation in the event we do not consummate an initial business transaction, other than certain suitable energy equipment business opportunities that they are required to present first to Conner Steel Products Holdings Co., an affiliate of certain members of our board of directors, we will have a right of first review with respect to suitable business transaction opportunities of which Messrs. Menkes, Oster and Mills, and companies or other entities which they manage or control become aware. Other than as set forth above, there are currently no other entities with which a member of our management team or our directors have an existing obligation or fiduciary duty to present business opportunities to before presenting such opportunities to us. Other than Mr. Menkes, Oster and Mills, our directors have not entered into similar right of first review agreements.

Private Placements

On January 24, 2011, we issued in a private placement 4,000,000 shares of restricted common stock (up to 500,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full) to our sponsor for an aggregate purchase price of $25,000. As of May 2, 2011, our sponsor sold, at cost, an aggregate of 1,000,000 of such initial shares to our officers and directors. The initial shares will not be released from transfer restrictions until the date (i) with respect to 20% of such shares, upon consummation of our initial business transaction, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction or earlier, in any case, if, following a business transaction, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of our board of directors or management team in which the company is the surviving entity. The holders of initial shares will not have any right to any liquidation distributions in the event we fail to consummate an initial business transaction. On or before the date of this prospectus, our sponsor will purchase 500,000 placement units from us at a price of $10.00 per unit in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended, or the Securities Act. The placement units will consist of one placement share and a placement warrant to purchase one share of our common stock. The placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis; and (ii) will not be redeemable by us. In addition, the placement shares and placement warrants will be subject to transfer restrictions until 30 days following the consummation of our initial business transaction. No placement fees will be payable in connection with these private placements. A portion of the gross proceeds from the sale of the 500,000 placement units, or $5,000,000, will be deposited into the trust account.

Our executive offices are located at 142 W. 57th Street, 12th Floor, New York, NY 10019, and our telephone number at that location is (212) 887-1150.

THE OFFERING

Securities offered
10,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Proposed OTC Bulletin Board symbols for our:
Units
“[ ]”
Common Stock
“[ ]”
Warrants
“[ ]”
Trading commencement and separation of common stock and warrants
We anticipate that the units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will trade separately on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.
In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see “Description of Securities — Units.”
Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component securities of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although investors may trade in partial warrants, partial warrants cannot be exercised for fractional shares, but only for full shares of common stock.

Number of securities to be outstanding

	After the Private Placements and before this Offering		After the Private Placements and this Offering(4)
Units	500,000		10,500,000
Common Stock	4,500,000	(1)	14,000,000	(2)
Warrants	500,000	(3)	10,500,000	(3)

(1)	Includes up to 500,000 shares of common stock subject to forfeiture if the underwriters’ over-allotment option is not exercised. Also includes 500,000 placement shares included in the placement units.
(2)	Assumes no exercise of the underwriters’ over-allotment option, and the resulting forfeiture of 500,000 shares of common stock.
(3)	Includes 500,000 placement warrants included in the placement units.
(4)	Assumes no exercise of the unit purchase option.
Warrant exercisability
Each warrant is exercisable for one share of common stock.
Warrant exercise price
$11.50, subject to adjustment as described herein.
Warrant exercise period
The warrants will become exercisable on the later of:
• 30 days after the consummation of our initial business transaction, or
• [ ], 2012 [one year from the date of this prospectus]
However, the warrants will be exercisable for cash only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.
The warrants will expire at 5:00 p.m., New York City time, on the five year anniversary of the date of the business transaction, or earlier upon redemption or our liquidation or if we do not complete the business transaction within the allotted time.

Redemption of warrants
We may redeem the outstanding warrants (excluding placement warrants held by our sponsor or its permitted assigns or the warrants included in the underwriters’ unit purchase option prior to the exercise of the unit purchase option) at any time after the warrants become exercisable:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon not less than 30 days prior written notice of redemption; and

•

if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. If we call the warrants for redemption as described above, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The redemption provisions for our warrants have been established at a price which is intended to provide such warrant holders a premium to the initial warrant exercise price and to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $17.50 or the warrant exercise price of $11.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.
Offering proceeds to be held in trust
Of the net proceeds we receive from this offering and the private placement of placement units, $101,000,000 (approximately $10.10 per public share) will be deposited into a trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes a deferred corporate finance fee payable to Cohen & Company Capital Markets, LLC equal to 1.5% of the gross proceeds from the sale of the units offered to the public that will become payable from the amounts held in the trust account solely in the event we consummate our initial business transaction. None of the funds held in trust will be released from the trust account, other than any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and any remaining interest that we need for our working capital requirements, until the earlier of (i) the consummation of a business transaction, (ii) our redemption of the public shares sold in this offering if we are unable to consummate a business transaction within 21 months from the date hereof (subject to the requirements of law) or (iii) our liquidation (if no redemption occurs). The proceeds deposited in the trust account may become subject to the claims of our creditors, if any although we will seek to have all creditors execute waivers against the funds in the trust account. For example, in a bankruptcy proceeding the claims of creditors to assets in our trust account may have priority over claims of our stockholders.
In the event we seek stockholder approval in connection with our initial business transaction, public stockholders exercising their redemption rights and voting (1) in favor of the business transaction will be entitled to receive a pro rata portion of the trust account including interest and (2) against the business transaction will be entitled to receive a pro rata portion of the trust account excluding interest and taxes.
None of the warrants may be exercised until 30 days after the consummation of our business transaction and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Anticipated expenses and funding sources
Unless and until our business transaction is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account (i) that we need to pay our income or other tax obligations and (ii) any remaining interest that we need for our working capital requirements. With these exceptions, expenses incurred while seeking a business transaction may be paid prior to a business transaction only from $1,000,000 of the offering proceeds not held in the trust account. We believe that, upon the date of this prospectus, the $1,000,000 from the proceeds of this offering not held in the trust account and any interest earned on the funds in the trust account net of taxes will be sufficient to allow us to operate for the next 21 months, assuming that a business transaction is not consummated during that time. In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion. Notwithstanding the foregoing, any such loans would be on terms that waive any and all rights to the funds in the trust account.
Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors or their affiliates other than:
• repayment of $100,862 non-interest bearing notes outstanding as of March 3, 2011, made by our chief executive officer to pay a portion of our offering expenses;

•

reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business transaction. There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until a business transaction is consummated);

•

payment to our sponsor or an affiliate of our sponsor, of $5,000 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the date of this prospectus; and

• payment to our sponsor of a management fee equal to $10,000 per month, commencing on the closing of the offering, which will be used by our sponsor to pay our President, Keith Oster, for services.

Redemption rights for public stockholders upon consummation of our initial business transaction
We will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share, or approximately $10.05 per public share if the underwriters’ over-allotment option is exercised in full, including $0.15 per share being held in the trust account attributable to the deferred corporate finance fee payable to Cohen & Company Capital Markets, LLC solely in the event of that our business transaction is consummated. If a stockholder vote is not required by law, for example the Delaware General Corporation Law, and we do not decide to hold a stockholder vote for business reasons, we will, pursuant to our amended and restated certificate of incorporation, consummate our initial business transaction and conduct redemptions of shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business transaction, and file tender offer documents with the SEC prior to consummating our initial business transaction. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. We intend to be bound by these and similar provisions regarding our business transaction in our amended and restated certificate of incorporation. We may, however, redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules, if such vote was required by law or for business purposes. Although the tender offer will be open to all of our public stockholders, we will consummate our initial business transaction only if holders of no more than 93% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the shares of common stock voted are voted in favor of the business transaction. However, the redemption threshold may be reduced by the terms and conditions of a proposed business transaction. For example, the proposed business transaction may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business transaction. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business transaction exceeds the aggregate amount of cash available to us, we will not consummate the business transaction (since we will not diminish the rights of any public stockholder to redeem), and any shares tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer. To the extent we are unable to obtain alternative financing on reasonable terms, in order to avoid having to reduce the redemption threshold, the amount of shares that we will seek to redeem in conjunction with our initial business transaction is likely to be lower than 93%. In no event will we increase the redemption threshold above 93%. Our initial stockholders have agreed not to redeem any shares of common stock held by them in connection with the consummation of a business transaction.
The 93% redemption threshold is different from the redemption thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public stockholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction.
Redemption limitation if we hold a stockholder vote
If we hold a stockholder vote, public stockholders voting in favor of the business transaction and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and amounts released to us for working capital purposes, but our public stockholders voting against the business transaction will be entitled to receive a pro rata portion of the trust account excluding interest and excluding taxes.
Permitted purchases of public shares by us or our affiliates
Solely if we hold a stockholder vote to approve our initial business transaction, and conduct redemptions pursuant to the proxy rules and not pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares to ensure that no more than 93% of our public shares elect to redeem their shares for cash (or such lower threshold required by the business transaction). Such purchases, if any, would be made using funds held in the trust account immediately following completion of the initial business transaction, would be authorized by our board of directors and there is no limitation on the amount of such purchases or the per share price that we will pay. Our sponsor, directors and officers or their respective affiliates may also purchase shares in privately negotiated transactions and there is no limitation on the amount of such purchases. Neither we nor our sponsor, directors and officers or their affiliates will make any such purchases while in possession of any material non-public information not disclosed to the seller. Moreover, even if we, our sponsor, directors and officers or their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M. To the extent that purchases of our securities by our sponsor, officers or directors or their affiliates (which would be “affiliated purchasers” under Rule 10b-18) are on the open market, it is intended that such purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the manner of sale, timing, pricing, and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time such purchases are intended to be made, are not satisfied, such purchases may still be made provided that such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchases that the purchases are subject to such rules, we will comply with such rules.
Although we do not currently anticipate paying any premium over the per share amount then held in the trust account for such public shares, in the event we do, the payment of a premium may not be fair to, or in the best interest of, those stockholders not receiving any such additional consideration. In addition, the payment of a premium may not be in the best interest of the remaining stockholders that do not redeem their shares because such stockholders will experience a reduction in book value per share and redemption price per share compared to the value received by stockholders that successfully have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business transaction, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business transaction.
15% limitation on redemption rights if we hold a stockholder vote; 15% limitation on voting rights if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, and solely if we hold a stockholder vote to approve our initial business transaction, and we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming their shares with respect to more than an aggregate of 15% of the shares sold in this offering.
Any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 15% of the public shares sold in this offering. Accordingly, all shares sold in this offering beneficially owned (as defined in Section 13 of the Exchange Act) by a public stockholder (or stockholders if they are acting in concert or as a group) in excess of 15%, which we refer to as the “Excess Shares”, shall be deemed ineligible to vote and will not be redeemed for cash.
We believe the restrictions described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to vote or redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to seek to exercise their redemption rights or vote against a business transaction if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms.
By limiting our stockholders’ ability to redeem or vote no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business transaction.

Redemption of common stock and dissolution and liquidation if no initial business transaction
Our sponsor, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business transaction. If we do not consummate a business transaction within such 21 period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. Our initial stockholders have agreed not to redeem any shares held by them in connection with the consummation of an initial business transaction, but will be entitled to redeem their public shares in the event we do not consummate a business transaction. We and our directors and officers have agreed not to propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem the public shares, as described in Section 9.2 of the amended and restated certificate of incorporation. In no event will our initial stockholders participate in any redemption with respect to their initial shares and placement shares if we do not consummate a business transaction.
The distribution of our assets in contemplation of liquidation must provide for all claims against us to be paid in full or for us to make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Alan B. Menkes, our chief executive officer, Keith E. Oster, our president, James N. Mills, our chairman of the board, and Michael Dion, our executive vice president, have agreed that each will be liable to us jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Menkes, Oster, Mills and Dion will not be responsible to the extent of any liability for such third party claims.
We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that Messrs. Menkes, Oster, Mills and Dion will be able to satisfy those obligations. We believe the likelihood of their having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provisions are set forth in the letter agreements which we have included as exhibits to the registration statement, of which this prospectus forms a part.
Our initial stockholders have waived their rights to participate in any redemption with respect to their initial shares and placement shares if we fail to consummate an initial business transaction. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to a pro rata share of the trust account with respect to such shares upon our redemption in the event we do not consummate a business transaction within the required time period.
After distributing the proceeds of our trust account pursuant to our redemption of our public shares as described in this prospectus, we will promptly, subject to the approval of our remaining stockholders and our board of directors, distribute the balance of our net assets to our remaining stockholders according to our plan of dissolution. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses.

Lockup of initial shares, placement units, placement shares and placement warrants
Our initial stockholders have agreed that the initial shares will be subject to lockup (i.e. not transferable, assignable or saleable) until:
• with respect to 20% of such shares, upon consummation of our initial business transaction;

•

with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business transaction;

•

with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of our initial business transaction;

•

with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business transaction;

•

with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of our initial business transaction; and

•

with respect to 100% of such shares, immediately if, following a business transaction, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

The placement units and its component securities will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the consummation of our initial business transaction.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business transaction, we will have no operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

SUMMARY FINANCIAL DATA

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	As of February 25, 2011
	Actual	As adjusted
Balance Sheet Data:
Working capital (deficiency)	$(48,362)	$100,524,138
Cash held in trust	0	101,000,000
Total assets	97,500	102,024,138
Total liabilities	73,362	1,500,000
Value of common stock which may be redeemed	0	93,930,000
Stockholders’ equity(1)	24,138	6,594,138

(1)	Excludes approximately 9,300,000 shares, at an initial per-share redemption price of approximately $10.10, subject to possible redemption rights and assumes the underwriters’ over-allotment has not been exercised.

The “as adjusted” information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters’ over-allotment option), including the application of the related gross proceeds.

The “as adjusted” total assets amount includes the $101,000,000 held in the trust account for our benefit, which amount, less the deferred corporate finance fee payable to the representative of the underwriters, will be available to us only upon the consummation of a business transaction within 21 months of the date of this prospectus. Our sponsor, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business transaction. If we do not consummate a business transaction within such 21 month period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. Our initial stockholders have waived their rights to participate in any redemption with respect to their initial shares and placement shares upon our redemption of shares sold in this offering if we fail to consummate an initial business transaction within 21 months.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, the focus of which is to acquire through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business transaction. We have no present revenue and will not generate any revenues or income until, at the earliest, after the consummation of a business transaction. We do not know when or if a business transaction will occur.

Our public stockholders may not be afforded an opportunity to vote on our proposed business transaction, which means we may consummate our initial business transaction even though holders of a majority of the shares of common stock do not support such a transaction.

We may not hold a stockholder vote before we consummate our initial business transaction unless the business transaction would require stockholder approval under applicable state law or we decide to hold a stockholder vote for business reasons. Accordingly, we may consummate our initial business transaction even if holders of a majority of our public shares do not approve of the business transaction.

Your only opportunity to affect the investment decision regarding a potential business transaction will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business transaction.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses or assets. Since our board of directors may consummate a business transaction without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business transaction, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business transaction may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business transaction. In addition, your election to exercise your redemption rights could still be rejected if holders of more than 93% of our public shares elect to exercise their redemption rights, or if, as a condition of the consummation of the business transaction, we are required to meet a certain minimum valuation.

If we are unable to consummate a business transaction, our public stockholders will be forced to wait the full 21 months from the date of this prospectus before receiving distributions from our trust account.

We have 21 months from the date of this prospectus in which to complete a business transaction. If we do not consummate a business transaction within 21 months from the date of this prospectus, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. If we redeem such shares, such redemption must comply with the applicable provisions of the Delaware General Corporation Law, including Section 160 thereof, governing rights of redemption. Upon the termination of our corporate existence, the balance of our net assets will be distributed to our remaining stockholders. Accordingly, if our plan to redeem our shares of common stock sold in this offering is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution and liquidation to our then existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, investors may be forced to wait beyond 21 months from the date of this prospectus before the liquidation proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. Except for the above redemption, we have no obligation to return funds to investors prior to the date of our liquidation unless we consummate a business transaction prior thereto and only then in cases where investors have sought to redeem their shares. Only upon our liquidation, if no such redemption occurs, will public stockholders be entitled to liquidation distributions if we are unable to complete a business transaction.

We may not be able to consummate a business transaction within the required timeframe, in which case we will be forced to redeem our public stockholders and liquidate.

Our sponsor, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business transaction. If we do not consummate a business transaction within such 21 month period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. We may not be able to find a suitable target business within the required 21 month time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any prospective target may be reduced as we approach the deadline for the consummation of a business transaction. We do not have any specific business transaction under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business transaction, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to redeem or liquidate before the completion of a business transaction and distribute the trust account, our public stockholders may receive less than their pro rata share of the trust account and our warrants will expire worthless.

If we are unable to complete a business transaction within the prescribed time frame and are forced to cease operations and ultimately liquidate our assets, the amount of either of the (i) per share redemption or (ii) per share liquidation distribution, may be less than $10.10 if the over-allotment option is exercised in full because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business transaction. If we are unable to complete a business transaction and have expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account (net of any taxes) if the over-allotment option is exercised in full, the initial (i) per-share redemption or (ii) per-share liquidation amounts may be $10.05. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business transaction.

Public stockholders may receive less than their pro rata share of the trust account upon redemption due to claims of creditors.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and may seek recourse against the trust account for any reason. Upon redemption of our public shares if we are unable to complete a business transaction within the required timeframe or upon the exercise of a redemption right in connection with a business transaction, we will be required to provide for payment of claims of creditors which were not waived that may be brought against us within the subsequent 10 years prior to redemption. Accordingly, the (i) per share redemption price or (ii) per share liquidation price could be less than the $10.10 per share held in the trust account, plus interest (net of any taxes and amounts released to us for working capital purposes), due to claims of such creditors. In addition, Alan B. Menkes, our chief executive officer, Keith E. Oster, our president, James N. Mills, our chairman of the board and Michael Dion, our executive vice president, have agreed that each will be liable to us jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Menkes, Oster, Mills and Dion will not be responsible to the extent of any liability for such third party claims. We have not, however, asked Messrs. Menkes, Oster, Mills and Dion to reserve for such indemnification obligations and there is no assurance Messrs. Menkes, Oster, Mills and Dion will be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included as an asset in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return $10.10 per share to our public stockholders.

Our directors may decide not to enforce Messrs. Menkes’s, Oster’s, Mills’ and Dion’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full) and Messrs. Menkes, Oster, Mills and Dion assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Messrs. Menkes, Oster, Mills and Dion to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Menkes, Oster, Mills and Dion to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment is exercised in full).

If we seek stockholder approval of our business transaction and holders of more than 93% of our public shares indicate their intention to exercise their redemption rights, our sponsor, directors, officers and their affiliates could affect the outcome of the consummation of our business transaction if they elect to purchase shares from stockholders who would otherwise choose to exercise their redemption rights.

Solely in the event we seek stockholder approval of our business transaction, and we do not conduct redemptions pursuant to the tender offer rules in connection with our business transaction, any privately negotiated transaction to purchase shares from a stockholder who would otherwise redeem their shares for a per share pro rata portion of the trust account would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise their redemption rights. In the event that our sponsor, officers, directors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. This will have the effect of reducing the number of shares redeemed, making it more likely that the required stockholder vote needed to approve the business transaction is achieved, and therefore making it more likely that we would be able to consummate our initial business transaction.

None of our sponsor, officers, directors or their respective affiliates or any third parties has agreed to purchase any such shares, and the failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if our sponsor, officers, directors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate a business transaction.

If we submit our business transaction to our stockholders for approval, we may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to redeem their shares.

Solely if we submit our business transaction to our stockholders for approval, and we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, if holders of shares sold in this offering indicate an intention to seek to redeem their shares, we may privately negotiate arrangements to provide for the purchase of such shares at the closing of the business transaction using funds held in the trust account. The purpose of such arrangements would be to (i) increase the likelihood of satisfaction of the requirement that no more than 93% of our outstanding shares of common stock demand to redeem their shares, or (ii) increase the likelihood of obtaining stockholder approval of the business transaction, where it appears that such requirements would otherwise not be met. This may result in the consummation of a business transaction that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the business transaction;
•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange; and
•	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our redemption of our public shares for a per share pro rata portion of the trust account (including interest but net of any taxes and amounts released to us for working capital purposes), subject to the requirements of applicable law, (ii) our consummation of a business transaction, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the restrictions described in this prospectus or (iii) our liquidation (if redemption does not occur). In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

We do not intend to establish an audit committee or a compensation committee until the consummation of a business transaction.

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business transaction. At that time our board of directors intends to adopt charters for these committees. Prior to such time, we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. For a more complete discussion of audit and compensation committees, please see “Compensation of Officers and Directors” and “Board Committees” below.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business transaction with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, as set forth in this prospectus, prior to completion of a business transaction. For a more complete discussion of the differences between the terms of this offering and terms of an offerings subject to Rule 419, please see “Proposed Business — Comparison of Offering to Blank Check Companies” below.

If the net proceeds of this offering outside of the trust account are insufficient to allow us to operate for at least the next 21 months, we may not be able to complete an initial business transaction.

Upon the consummation of this offering, there will be funds available to us outside of the trust account of $1,000,000, plus any amounts that we need to pay our income or other tax obligations or that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements, which will be funded solely from interest earned on the trust account balance, net of taxes payable on such interest. Our board of directors will review and approve all of our significant expenditures. We believe that the funds available to us will be sufficient to allow us to operate for at least the next 21 months, assuming that a business transaction is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We may request the release of such funds for a number of purposes that may not ultimately lead to a business transaction. For instance, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment with respect to a particular proposed business transaction, or enter into a letter of intent pursuant to which we pay for the right to receive exclusivity from a target business or we may be required to forfeit funds (whether as a result of our breach or otherwise). In any of these cases, or in other situations where we expend the funds available to us outside of the trust account for purposes that do not result in a business transaction, we may not have sufficient remaining funds to continue searching for, or to conduct due diligence with respect to, a target business, in which case we would be forced to obtain alternative financing on reasonable terms or liquidate.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business transaction.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and consummate a business transaction and thereafter to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business transaction; or (ii) absent a business transaction, our return of the funds held in the trust account to our public stockholders as part of our redemption of public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and us to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to redeem our public shares for a per share pro rata portion of the trust account, in the event we do not consummate a business transaction within 21 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we do not consummate a business transaction within 21 months from the date of this prospectus, our sponsor, officers and directors have agreed that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to the requirements of Delaware General Corporation Law Section 160 and other applicable law, and (iii) as promptly as possible following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them pursuant to a dissolution, and our redemption of the shares sold in this offering may be deemed a liquidating distribution. If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Because we will not be complying with certain procedures set forth in Section 280 of the Delaware General Corporation Law, as set forth above, a stockholder who received distributions in the redemption may be liable for the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder beyond the third anniversary of the dissolution.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, a registration statement may not be effective, in which case our warrant holders may not be able to exercise their warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and, even in the case of a cashless exercise which is permitted in certain circumstances, such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we may not be able to do so. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

As we are not limited to a particular geographic area or industry and we have not yet selected a target business with which to complete a business transaction, investors in this offering are unable to currently ascertain the merits or risks of the target business, may not be able to vote in connection with such business transaction and will be relying on our management’s ability to identify a target business or businesses and complete a business transaction.

We intend to focus on identifying a prospective target business, and are not limited to a particular geographic area or industry, although we intend to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. As we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business until we provide our stockholders with a notice concerning the business transaction. Currently, since we may consummate a business transaction without seeking stockholder approval, stockholders will not be afforded the opportunity to vote upon any proposed business transaction, unless we seek stockholder approval by law. To the extent we complete a business transaction, we may be affected by numerous risks inherent in the business operations of those entities which our management may not properly ascertain. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

International and political events could adversely affect our results of operations and financial condition.

We may enter into an initial business transaction with a non-U.S. entity and, accordingly, a significant portion of our post business transaction revenue may be derived from non-U.S. operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

Operations in countries other than the U.S. are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•	expropriation and nationalization of our assets in that country;
•	political and economic instability;
•	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
•	natural disasters, including those related to earthquakes and flooding;
•	inflation;
•	currency fluctuations, devaluations, and conversion restrictions;
•	confiscatory taxation or other adverse tax policies;
•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;
•	governmental activities that may result in the deprivation of contract rights; and
•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many countries in which we may operate, our revenue and profits may be subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our facilities and our employees could come under threat of attack in some countries where we may operate. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the U.S. may fail to comply with applicable laws.

Unlike most other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our business transaction. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Most blank check companies are required to consummate their initial business transaction with a target whose value is equal to at least 80% of the amount of money deposited in the trust account of the blank check company at the time of entry into a materially definitive agreement. Because we do not have the limitation that a target business has a minimum fair market enterprise value of the net assets held in the trust account (net of taxes and amounts released to us for working capital purposes and exclusive of any amounts subject to the exercise of redemption rights) at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on our management’s ability to identify business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business transaction, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

We may not obtain an opinion from an independent investment banking firm as to the fair market enterprise value of the target business or that the price we are paying for the business is fair to our stockholders.

Unless we consummate a business transaction with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders unless our board of directors is not able to independently determine that a target business or businesses have a sufficient fair market enterprise value or there is a conflict of interest with respect to the transaction. The fair market enterprise value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

We may issue shares of our capital stock to complete a business transaction, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the placement units (assuming no exercise of the underwriters’ over-allotment option or unit purchase option), there will be 86,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants, a total of 75,500,000 will be available for issuance). Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business transaction. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business transaction, see the section below entitled “Proposed Business — Effecting a Business Transaction.”

Substantial resources could be expended in researching initial business transactions that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business transaction.

We anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business transaction we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business transaction.

Our ability to successfully effect a business transaction and to be successful thereafter will be dependent in large part upon the efforts of our key personnel, including our officers and directors.

Our ability to successfully effect a business transaction is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, key personnel and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although such personnel may not be able to devote sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business transaction.

Other than Mr. Oster, who will devote no less than 20 hours per week to our sponsor, our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Certain of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business transaction. These conflicts may not be resolved in our favor.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers, directors or their affiliates may in the future become affiliated with additional entities engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see “Management —  Conflicts of Interest.”

Our management may negotiate employment or consulting agreements with a target business in connection with a particular business transaction. These agreements may provide for them to receive compensation following a business transaction and, as a result, may cause them to have conflicts of interest in determining whether a particular business transaction is in the best interest of our public stockholders.

Our management may not be able to remain with the company after the consummation of a business transaction unless they are able to negotiate employment or consulting agreements in connection with a business transaction. If, as a condition to a potential initial business transaction, our existing officers negotiate to be retained after the consummation of the business transaction, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. In making the determination as to whether current management should remain with us following the business transaction, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business transaction that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business transaction.

We will only have a limited ability to evaluate the management of the target business.

We intend to closely scrutinize the management of the target business; however, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated with our sponsor, directors or officers, which may raise potential conflicts.

We may engage in a business transaction with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 promulgated under the Securities Act) with our sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business transaction between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate, a business transaction with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business transaction is fair to our stockholders from a financial point of view.

Since our initial stockholders will lose their entire investment in us if a business transaction is not consummated and our sponsor may be required to pay costs associated with our liquidation and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business transaction.

Our initial stockholders own 4,000,000 shares of our common stock (which were purchased for $25,000), up to 500,000 of which will be forfeited if the underwriters’ over-allotment is not exercised in full and that will be worthless if we do not consummate a business transaction. In addition, our sponsor (which is controlled by certain of our officers and directors) has agreed to purchase placement units, each unit consisting of one placement share and one placement warrant (for $5,000,000), which will also be worthless if we do not consummate a business transaction. In addition, in the event we are forced to liquidate, our sponsor has agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business transaction and completing an initial business transaction. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business transaction may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business transaction are appropriate and in the best interest of our public stockholders.

Since our officers and directors will lose their entire investment if we are unable to complete a business transaction, in the event we seek stockholder approval of our business transaction, our intention to pay only holders of our common stock voting in favor of such business transaction a pro rata portion of the interest earned on our trust account may be viewed as a conflict of interest.

Our sponsor, which is controlled by certain of our officers and directors, and our officers and directors will lose their entire investment in us if we are unable to consummate a business transaction within 21 months from the date of this prospectus. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business transaction and completing an initial business transaction. As a result of this potential conflict, our intention, solely in the event we seek stockholder approval of our business transaction, to only pay holders of our common stock who vote in favor of such transaction a pro rata portion of the interest earned on the trust account may be viewed as a conflict of interest and may be challenged as not enforceable.

The requirement that we complete a business transaction by         , 2013 [21 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business transaction.

If we have not consummated a business transaction within 21 months from the date of this prospectus, we will redeem our public shares for a per share pro rata portion of the trust account (initially approximately $10.10 per share, or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full), plus a portion of the interest earned on the trust account but net of any taxes, and then adopt a plan of dissolution pursuant to which we will liquidate and promptly distribute the balance of our net assets to our remaining stockholders (subject to our obligations under Delaware law for claims of creditors). Any potential target business with which we enter into negotiations concerning a business transaction will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business transaction, knowing that if we do not complete a business transaction with that particular target business, we may be unable to complete a business transaction with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business transaction by         , 2013 [21 months from the date of this prospectus] may motivate our officers and directors to approve a business transaction that is not in the best interests of stockholders.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business transactions. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business transaction by         , 2013 [21 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid and we will liquidate. On the other hand, if we complete a business transaction within such time period, those expenses will be repaid by the target business. Consequently, our officers and directors, may have a conflict of interest when determining whether the terms, conditions and timing of a particular initial business transaction are appropriate and in the best interest of our public stockholders.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Furthermore, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national exchange.

We anticipate that our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market, promptly after the date of this prospectus. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to apply to have our securities quoted on the OTC Bulletin Board, as of the date of this prospectus, there is currently no market for our securities. We anticipate the units will begin trading on or promptly after the date of this prospectus. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business transactions, the filing of periodic reports with the SEC, and general market and economic conditions. Once quoted on the OTC Bulletin Board, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market can be established or sustained.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered or have received an exemption from registration. Although individual states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales of our securities in their states.

We have applied, or will apply to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Dakota, Utah, Virginia, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, individual states are pre-empted from regulating transactions in covered securities. We will file periodic and current reports under the Exchange Act and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, individual states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state other than Idaho which has used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and may use these powers, or threaten to use these powers, to hinder the resale of our securities in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting —  State Blue Sky Information” below.

We will likely complete only one business transaction with the proceeds of this offering and the private placement of the placement units. As a result, our operations will depend on a single business and we will be exposed to higher risk than other entities that have the resources to complete several transactions.

The net proceeds from this offering will provide us with approximately $101,000,000 (approximately $115,625,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business transaction. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, notice disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market enterprise value of the remaining target businesses in the combination. Due to these added risks, we are more likely to choose a single target business with which to pursue a business transaction than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only one business transaction with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business transactions, or that operate in diversified industries or industry segments.

We may not be able to maintain control of a target business after our initial business transaction.

We may structure a business transaction to acquire less than 100% of the equity interests or assets of a target business, but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. However, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. As a result, we may not be able to maintain control of the target business.

Unlike other blank check companies, we allow our public stockholders holding no more than 93% of the shares sold in this offering to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business transaction with which a substantial majority of our stockholders do not agree.

We will proceed with our initial business transaction unless holders of more than 93% of our public shares redeem their shares. However, the redemption threshold may be reduced by the terms and conditions of our proposed initial business transaction. For example, the proposed business transaction may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business transaction. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business transaction exceed the aggregate amount of cash available to us, we will not consummate the business transaction, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. To the extent we are unable to obtain alternative financing on reasonable terms, in order to avoid having to reduce the redemption threshold, the amount of shares that we will seek to redeem in conjunction with our initial business transaction is likely to be lower than 93%. Although we believe it is unlikely, in such case, the amount of common shares which we would seek to redeem may be lower than the threshold used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business transaction if the holders of their public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business transactions because the number of shares voted by their public stockholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction. We may be able to consummate a business transaction even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, solely if we hold a stockholder vote to approve our initial business transaction, and do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors or their affiliates.

The exercise price for the public warrants is higher than in similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the IPO. The exercise price for our public warrants is $11.50 per share. As a result, the warrants are less likely to ever be in-the-money and more likely to expire worthless.

The ability of a larger number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business transaction or optimize our capital structure.

If our business transaction requires us to use substantially all of our cash to pay the purchase price because we will not know how many stockholders may exercise their redemption rights, we may either need to reserve part of the trust account for possible payment upon redemption of our stockholders, or we may need to arrange third party financing to help fund our business transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business transaction available to us.

Even if holders of no more than 93% of our public shares elect to exercise their redemption rights, we may be unable to consummate a business transaction.

Although we permit holders of no more than 93% of our public shares to exercise their redemption rights, the redemption threshold may be reduced by the terms and conditions of a proposed business transaction. For example, the proposed business transaction may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business transaction. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business transaction exceeds the aggregate amount of cash available to us, we will not consummate the business transaction, and any shares tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business transaction would be unsuccessful and that public stockholders would have to wait for liquidation in order to redeem their shares.

If, pursuant to the terms of our proposed business transaction, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business transaction and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business transaction would be unsuccessful is increased. If our business transaction is unsuccessful, public stockholders would not receive their pro rata portion of the trust account until we liquidate. If public stockholders are in need of immediate liquidity, they could attempt to sell their shares in the open market; however, at such time their shares of common stock may trade at a discount to the pro rata amount in our trust account. In either situation, public stockholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with the redemption until we liquidate or they are able to sell their shares in the open market.

To effectuate a business transaction, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments. We cannot assure you that we will not seek to amend our certificate of incorporation or governing instrument to effectuate our initial business transaction.

To effectuate a business transaction, blank check companies have, in the recent past, amended various provisions of their charters or other governing instruments. For example, blank check companies have amended the definition of business transaction, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our certificate of incorporation or other governing instrument to effectuate our initial business transaction.

Unlike most other blank check companies, the provisions of our amended and restated certificate of incorporation may be amended with the approval of at least 65% of our outstanding common stock.

Most blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business transaction activity, without approval by a certain percentage of the company’s stockholders. Typically, an amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that any of its provisions, including those related to pre-business transaction activity, may be amended if approved by at least 65% of our outstanding common stock. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business transaction activities more easily that other blank check companies, and this may increase our ability to consummate a business transaction with which you do not agree. However, we and our sponsor agree not to take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us not to redeem our public shares if we do not complete our initial business transaction within 21 months from the date of this prospectus except in connection with the completion of our initial business transaction.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business transaction, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business transaction. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering (including the full exercise of the over-allotment option), our initial stockholders will own 28.1% of our issued and outstanding common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow our initial stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after the consummation of our business transaction. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to re-elect existing directors or elect new directors prior to the consummation of a business transaction, in which case all of the current directors will continue in office until at least the consummation of the business transaction. If there is an annual meeting, as a consequence of our staggered board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome of an election of directors. The interests of our initial stockholders and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

We may not have an effective registration statement for the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at the time when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

Under the terms of the warrant agreement, we have agreed to use our best efforts to file a post-effective or new registration statement under the Securities Act covering the shares of common stock underlying the public warrants and maintain a current prospectus relating to such shares, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

We may be unable to obtain additional financing, if required, to complete a business transaction or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business transaction.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business transaction. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business transaction, the depletion of the available net proceeds in search of a target business, or the obligation to pay cash for a significant number of shares redeemed, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business transaction, we would be compelled to either restructure the transaction or abandon that particular business transaction and seek an alternative target business candidate. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business transaction.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the outstanding warrants (excluding any placement warrants held by our sponsor or its permitted assigns) issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to such common stock is available.

We will likely redeem the warrants if the market price of our common stock reaches $17.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. Redemption of the warrants could force the warrant holders to exercise the warrants, whether by paying the exercise price in cash or through a cashless exercise at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the shares of common stock issuable upon exercise of these warrants will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” “Cashless exercise” means the warrant holder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price. Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the common stock has a fair market value per share of $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of common stock. The holder would have received 875 shares of common stock if the exercise price was paid in cash. In addition, in the event a registration statement covering the common stock issuable upon exercise of the warrant is not effective within a specified period following the consummation of our initial business transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. For purposes of calculating the number of shares issuable upon such cashless exercise, the “fair market value” of warrants shall be calculated using the volume weighted average sale price of the common stock for the 10 trading days ending on the trading day prior to the date on which notice of exercise is received by the warrant agent. If our management chooses to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrantholder will hold a smaller number of shares of common stock upon a cashless exercise of the warrants they hold.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business transaction.

In connection with this offering, we will be issuing warrants to purchase up to 10,000,000 shares of common stock (11,500,000 if the underwriters’ over-allotment option is exercised in full). In addition, on or before the date of this prospectus, we will sell to the sponsor 500,000 placement units, with each unit consisting of one placement share and a placement warrant to purchase one share of common stock. To the extent we issue shares of common stock to effect a business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such adverse amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period, provide for redemption of warrants or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	the ability of our management and their experience in identifying operating companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;
•	the general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, our assessment of the financial requirements necessary to complete a business transaction may prove inaccurate, in which case we may not have sufficient funds to consummate a business transaction and we would be forced to either find additional financing or liquidate.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our sponsor acquired its shares of common stock at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 86% or $8.60 per share (the difference between the pro forma net tangible book value per share after this offering of $1.40 and the initial offering price of $10.00 per unit).

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our staggered board of directors may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

The representative of the underwriters in this offering will not make a market for our securities, which could adversely affect the liquidity and price of our securities.

Cohen & Company Capital Markets, LLC, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, we believe certain broker-dealers other than Cohen & Company Capital Markets, LLC will be making a market in our securities. Cohen & Company Capital Markets, LLC’s not acting as a market maker for our securities may adversely impact the liquidity of our securities.

There are risks associated with our representative of the underwriters’ lack of recent experience in public offerings.

Although certain principals of Cohen & Company Capital Markets, LLC and its affiliate, Cohen & Company Securities, LLC, have extensive experience in securities offerings, Cohen & Company Capital Markets, LLC itself has acted as an underwriter in only two prior public offerings. This lack of experience may have an adverse effect on this offering.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2012. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Recent revisions to Sections 1-202 and 2-202 of Regulation S-X and Item 308 of Regulation S-K require the expression of a single opinion directly on the effectiveness of our internal control over financial reporting from our independent registered public accounting firm. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business transaction.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business transaction, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the initial shares, placement units, placement shares and placement warrants, and the shares of common stock issuable upon exercise of the placement warrants. The registration rights will be exercisable with respect to the initial shares, the placement units, placement shares and the placement warrants and the shares of common stock issuable upon exercise of such placement warrants at any time commencing upon the date that such shares are released from transfer restrictions. We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 4,000,000 shares of common stock (assuming no exercise of the underwriters’ over-allotment option) and up to 500,000 shares of common stock issuable on exercise of the placement warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business transaction more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

Because we must furnish our stockholders with financial statements of the target business prepared in accordance with U.S. generally accepted accounting principles, we will not be able to complete a business transaction with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles.

The federal proxy rules require that a proxy statement with respect to a vote on a business transaction meeting certain financial significance tests include historical and/or pro forma financial statements. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Because of our limited resources and the significant competition for business transaction opportunities, it may be more difficult for us to complete a business transaction. If we are unable to complete our initial business transaction, our public stockholders may receive only approximately $10.10 per share (or approximately $10.05 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our business transaction, we make purchases of our common stock using available funds from the trust account, then the resources available to us for a business transaction may be reduced. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business transaction. If we are unable to complete our initial business transaction, our public stockholders may receive only approximately $10.10 per share (or approximately $10.05 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business transactions, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for expenses. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. You should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;
•	the reduction of the proceeds held in the trust account due to third party claims;
•	our selection of a prospective target business or asset;
•	our issuance of our capital shares or incurrence of debt to complete a business transaction;
•	our ability to consummate an attractive business transaction due to our limited resources and the significant competition for business transaction opportunities;
•	conflicts of interest of our officers and directors;
•	potential current or future affiliations of our officers and directors with competing businesses;
•	our ability to obtain additional financing if necessary;
•	our initial stockholders’ ability to control or influence the outcome of matters requiring stockholder approval due to their substantial interest in us;
•	the adverse effect the outstanding warrants may have on the market price of our common stock;
•	the adverse effect on the market price our common stock due to the existence of registration rights with respect to the securities owned by our sponsor;
•	the lack of a market for our securities;
•	our dependence on our key personnel;
•	business and market outlook; and
•	costs of complying with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public(1)	$100,000,000	$115,000,000
Proceeds from private placement of placement units	5,000,000	5,000,000
Total gross proceeds	$105,000,000	$120,000,000
Estimated offering expenses(2)
Underwriting discount(3)	$2,500,000	$2,875,000
Deferred corporate finance fee(3)	1,500,000	1,725,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	50,000	50,000
SEC filing fee	31,782	31,782
FINRA filing fee	27,875	27,875
Blue Sky legal and filing fees	40,000	40,000
Miscellaneous expenses	65,343	65,343
Total offering expenses	$4,500,000	$5,100,000
Net proceeds
Total held in trust(3)	$101,000,000	$115,625,000
Not held in trust	1,000,000	1,000,000
Total net proceeds	$102,000,000	$116,625,000
Percentage of public offering proceeds held in trust	101.0%	100.5%

	Amount	Percentage
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(4)(5)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$100,000	8.5%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business transaction	300,000	26%
Legal and accounting fees relating to SEC reporting obligations	150,000	13%
Administrative services and management fee payable to our sponsor (up to $15,000 per month for up to 21 months)(6)	315,000	27%
Reserve for liquidation expenses	30,000	3%
Directors’ and Officers’ insurance	165,000	14%
Other miscellaneous expenses	100,000	8.5%
Total	$1,160,000	100%

(1)	Includes amounts payable to public stockholders holding up to 9,300,000 of the shares sold in this offering (or 10,695,000 shares if the underwriters’ over-allotment option is exercised in full) who properly redeem their shares in connection with the consummation of our initial business transaction. Assuming a per share redemption price of $10.10 per share (or approximately $10.05 per share stock if the underwriters’ over-allotment option is exercised in full), $93,930,000 of the proceeds of this offering (or approximately $107,531,250 if the underwriters’ over-allotment option is exercised in full) would be payable to such stockholders.
(2)	A portion of the offering expenses have been funded with the proceeds of promissory notes totaling

$100,862, outstanding as of March 3, 2011, from one of our officers. These notes will be repaid out of the proceeds of this offering upon the consummation of this offering.
(3)	The underwriting discount of 2.5% is payable at the closing of the offering and the deferred corporate finance fee of 1.5% is payable upon consummation of our business transaction and will be held in the trust account until consummation of such business transaction.
(4)	The amount of net proceeds from this offering not held in trust will remain constant at $1,000,000 even if the over-allotment option is exercised. In addition, there can be released to us from the trust account, interest earned on the funds in the trust account (i) to fund our expenses related to investigating and selecting a target business, negotiating an acquisition agreement and consummating such acquisition and our other working capital requirements and (ii) to pay any amounts we may need to pay our income or other tax obligations. We anticipate that approximately $160,000 (after payment of taxes owed on such interest income) will be available to us, from interest income to be earned on the funds held in the trust account. The estimated interest earned on funds held in the trust account is based on what believe to be a conservative interest rate of 0.15% per annum following this offering generated from the funds which will be invested in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less. During the six month period ended February 28, 2011, U.S. Treasury Bills with six month maturities were yielding approximately 0.18% per annum. The 0.15% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(5)	The legal and accounting fees relating to SEC reporting obligations and administrative services and management fee payable to our sponsor may differ as a result of us consummating a business transaction prior to the 21 month deadline (as figures in the table assume payment for these line items through the end of the 21 month period.) In the event we incur less expenses as a result of consummating the business combination prior to the end of the 21 month period, we may use amounts allotted for such expenses to pay additional legal and accounting expenses that we incur in connection with conducting due diligence, negotiating and structuring a business transaction based upon the level of complexity of such business transaction. We do not anticipate any change in our intended use of proceeds, other than fluctuations among these categories of allocated expenses. These expenditures assume a 0.15% interest per annum based upon current yield of securities in which the trust account may be invested; however, we cannot provide assurance regarding this amount. To the extent the prevailing interest rate is different than our assumption, our actual expenditures will differ from these estimates.
(6)	We have agreed to pay our sponsor, which is controlled by certain of our officers and directors, or an affiliate of our sponsor, $5,000 per-month for office space as well as for certain services, including general and administrative services such as receptionist, secretarial and general office services. We have also agreed to pay our sponsor a management fee of $10,000 per month which will be used by our sponsor to pay our President, Keith Oster, for services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus.

Of the net proceeds of this offering, an aggregate of $101,000,000 (or $115,625,000 if the underwriters’ over-allotment option is exercised in full) will be deposited into the trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. This amount includes a portion of the $5,000,000 of proceeds from the private placement in which our sponsor will purchase 500,000 placement units. None of the funds held in trust will be released from the trust account, other than any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and any remaining interest that we need for our working capital requirements, until the earlier of (i) the consummation of a business transaction, (ii) our redemption of the public shares sold in this offering if we are unable to consummate a business transaction within 21 months from the date hereof (subject to the requirements of law) or (iii) our liquidation (if no redemption occurs). The proceeds held in the trust account (net of taxes and amounts released to us for working capital purposes but exclusive of the deferred corporate finance fee payable or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business transaction or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business transaction. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released to us on the closing of our initial business transaction with a target business, subject to any amounts payable upon the exercise of tender offer or redemption rights, as applicable.

We intend to use a portion of the $1,000,000 not held in the trust account plus interest earned on the funds in the trust account which we are permitted to withdraw for working capital purposes for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business transaction, as well as a possible down payment, reverse break up fees (a provision which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses), if necessary. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business transaction, if we were to enter into such a an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

We may not use all of the proceeds in the trust account in connection with a business transaction, either because the consideration for the business transaction is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business transaction, to effect other acquisitions, or for expenses, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

To the extent that our capital stock or the issuance of our debt securities are used in whole or in part as consideration to effect a business transaction, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business transaction, the proceeds held in the trust account which are not used to consummate a business transaction will be disbursed to the combined company and will, along with any other net proceeds not expended, be used to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

Alan Menkes, our chief executive officer, has loaned and advanced to us an aggregate of $100,862 as of March 3, 2011, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC filing fees, FINRA filing fees, blue sky fees, and legal and audit fees and expenses. The loans will be payable without interest upon the earlier of December 31, 2011 or on the closing of this offering. The loans will be repaid out of the proceeds of this offering not held in the trust account.

The proceeds held in the trust account may be invested by the trust account agent only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act.

Other than a management fee of $10,000 per month, commencing on the closing of the offering, that we will pay to our sponsor which will be used by our sponsor to pay our President, Keith Oster, for services, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our sponsor, officers, directors or any of our or their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of, a business transaction. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business transactions. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and interest earned on the trust account and currently allocated in the above table to “Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of a business transaction,” “Due diligence (excluding accounting and legal due diligence) of prospective targets,” “Legal and accounting fees relating to SEC reporting obligations,” “Administrative services and support payable to our sponsor” and “Other miscellaneous expenses.” There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until a business transaction is consummated). Since the role of present management after a business transaction is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business transaction.

A public stockholder will be entitled to receive funds from the trust account (net of taxes and amounts released to us for working capital purposes) only in the event of our liquidation, if such public stockholder properly exercises his redemption rights in accordance with the conditions set forth in this prospectus or if we redeem our public shares for a per share pro rata portion of the trust account, including the interest earned thereon, but net of any taxes, if we do not consummate a business transaction within 21 months from the date of this prospectus. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our initial stockholders have waived their right to redeem any of their initial shares and placement shares for a pro rata share of the trust account. Additionally, our sponsor, directors and officers have agreed not to exercise their redemption rights with respect to shares acquired during or subsequent to this offering. Our initial stockholders have waived their rights to participate in any redemption with respect to their initial shares and placement shares upon our redemption of shares sold in this offering if we fail to consummate an initial business transaction within 21 months. However, if our sponsor or any of our officers, directors or affiliates acquire shares in or after this offering, they will be entitled to a pro rata share of the trust account with respect to such shares upon our redemption in the event we do not consummate a business transaction within the required time period. We and our directors and officers have agreed not to propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem the public shares, as described in Section 9.2 of the amended and restated certificate of incorporation.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business transaction. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business transaction. The payment of any dividends subsequent to a business transaction will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of initial shares (but excluding any placement shares) is maintained at 25.0% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At February 25, 2011, our net tangible book value was ($48,362) or approximately ($0.01) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at February 25, 2011 would have been $6,594,138 or $1.40 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 9,300,000 shares of common stock that may be redeemed for cash, assuming no exercise of the underwriters’ over-allotment option) of $1.41 per share to our initial stockholders and an immediate dilution of $8.60 per share or 86% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	$1.41
Pro forma net tangible book value after this offering		1.40
Dilution to new investors		$8.60

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $93,930,000 because holders of 93% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting net of taxes and amounts released to us for working capital purposes, divided by the number of shares of common stock sold in this offering).

The following table sets forth information with respect to our sponsor and the new investors:

	Total shares(1)			Total consideration		Average price per share(1)
	Number	%		Amount	%
Sponsor (initial shares)	3,500,000	25%		$25,000	0.024%	$0.0071
Sponsor (placement shares)	500,000	4	%(2)	5,000,000	4.761%	10.00
New investors	10,000,000	71%		100,000,000	95.215%	$10.00
Total	14,000,000	100%		$105,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 500,000 initial shares of common stock have been forfeited by our sponsor as a result thereof.
(2)	Assumes no value is attributed to the placement warrants contained in the placement units.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(48,362)
Net proceeds from this offering and sale of placement units	102,000,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	72,500
Less: Deferred corporate finance fee	(1,500,000)
Less: Proceeds held in the trust account which may be redeemed for cash ($10.10 × 9,300,000 shares)	(93,930,000)
$6,594,138
Denominator:
Shares of common stock outstanding prior to this offering(1)	3,500,000
Shares of common stock included in the units offered	10,000,000
Shares of common stock included in the placement units	500,000
Less: Shares of common stock subject to redemption (9,300,000 × 100%)	(9,300,000)
4,700,000

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 500,000 initial shares of common stock have been forfeited by our initial stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization as of February 25, 2011 and our capitalization as adjusted to give effect to this offering and the sale of the placement units and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust):

	Actual	As Adjusted
Total debt	$50,862	$—
Note payable to stockholder(1)	50,862	—
Deferred corporate finance fee(2)		1,500,000
Common Stock, 500,000 shares subject to forfeiture, actual; 9,300,000 shares subject to possible redemption rights, as adjusted	$—	$93,930,000
Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted	$—	$—
Common Stock, $0.0001 par value, 100,000,000 shares authorized, 3,500,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), actual; 100,000,000 shares authorized, 14,000,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), including 9,300,000 shares subject to possible redemption rights, as adjusted(3)	400	1,400
Additional paid-in capital	24,600	6,593,600
Deficit accumulated during the development stage	(862)	(862)
Total stockholders’ equity	$24,138	$6,594,138
Total capitalization	$75,000	$102,024,138

(1)	Amounts loaned pursuant to the promissory note issued to Mr. Menkes are due on the earlier of December 31, 2011 and the closing of this offering.
(2)	This amount includes the deferred corporate finance fee payable to the representative of the underwriters equal to 1.5% of the gross proceeds from the sale of the units to the public that will become payable from the amounts held in the trust account solely in the event we consummate our initial business transaction.
(3)	If we consummate a business transaction, the redemption rights afforded to our stockholders may result in the redemption into cash of no more than 93% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, as of five business days prior to the commencement of our tender offer or stockholders meeting divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We are a newly-organized blank check company formed on January 24, 2011, for the purpose of acquiring one or more operating businesses or assets, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction, although we intend to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to use cash from the proceeds of this offering, our capital stock, incurred debt, or a combination of cash, capital stock and debt, in effecting our initial business transaction. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	may likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business transaction is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our common stock;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after the consummation of our initial business transaction, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of the placement units. As we expect to continue to generate net losses, we do not anticipate incurring material income or other tax expense until the consummation of our initial business transaction, at the earliest.

We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. We are not limited to a particular industry or geographic region for purposes of consummating an initial business transaction, although we intend to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. We believe that our intended focus in these sectors is appropriate given the current and future macroeconomic environment, where there is a material risk of higher inflation, higher interest rates and continued devaluation of the U.S. dollar against other major currencies, and where emerging markets are expected to generate higher growth rates on average compared to developed economies. For example, since energy and food are global commodities, the prices of which, in U.S. dollar terms, tend to rise as the value of the U.S. dollar falls and as inflationary pressures increase, an investment in the energy or food sector would benefit from such natural hedges against U.S. dollar devaluation and a resurgence in inflation. Expected higher growth rates in emerging markets would benefit an investment in one of these sectors as energy, transportation and food consumption per dollar of GDP tends to increase in rapidly growing economies.

Related Party Transactions

Our chief executive officer has loaned and advanced to us an aggregate of $100,862, outstanding as of March 3, 2011, to pay a portion of our expenses related to this offering, such as SEC filing fees, FINRA filing fees, blue sky fees, and legal and accounting fees and expenses. The loans will be payable without interest on the earlier of December 31, 2011 or the closing of this offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

Alan B. Menkes, our chief executive officer, Keith E. Oster, our president, James N. Mills, our chairman of the board and Michael Dion, our executive vice president, have agreed that each will be liable to us jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Menkes, Oster, Mills and Dion will not be responsible to the extent of any liability for such third party claims.

We have agreed to pay our sponsor, which is controlled by certain of our officers and directors, or an affiliate of our sponsor, $5,000 per-month for office space as well as for certain services, including general and administrative services such as receptionist, secretarial and general office services. We have also agreed to pay our sponsor a management fee of $10,000 per month which will be used by our sponsor to pay our President, Keith Oster, for services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus.

In addition, in the event we are forced to liquidate and do not have sufficient funds from our remaining assets outside of the trust account, our sponsor has agreed to advance us the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses.

To meet our working capital needs following the consummation of this offering, our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business transaction entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date by our sponsor through its payment of $25,000 for the purchase of 4,000,000 shares of our common stock (up to 500,000 of which shares are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full), and an aggregate of $100,862 in loans and advances to us from our chief executive officer which were outstanding as of March 3, 2011.

We estimate that the net proceeds from the sale of the units in this offering will be approximately $101,000,000 (or $115,625,000 if the underwriters’ over-allotment option is exercised in full), after giving effect to $1,000,000 from the proceeds of this offering not being held in trust. This amount includes a portion of the $5,000,000 of net proceeds from the private placement in which our sponsor will purchase 500,000 placement units.

We intend to use substantially all of the funds held in the trust account (net of taxes and amounts released to us for working capital purposes), to consummate our initial business transaction. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business transaction, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We believe that, upon the date of this prospectus, the $1,000,000 not held in trust plus interest earned on the funds in the trust account released to us for working capital purposes will be sufficient to allow us to operate for at least the next 21 months. To meet our working capital needs following the consummation of this offering, our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business transaction entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants.

The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist. However, we expect that the terms of such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of the business transaction and be no more favorable than could be obtained by a third party.

We estimate that we will incur approximately:

•	$100,000 of expenses for the due diligence (excluding accounting and legal due diligence) of prospective target businesses by our officers, directors and sponsor;
•	$300,000 of legal and accounting expenses attendant to the due diligence investigations, structuring and negotiating of an initial business transaction;
•	$150,000 of legal and accounting fees relating to SEC reporting obligations;
•	$315,000 of administrative services and support and management fees payable to our sponsor;
•	$30,000 reserve for liquidation expenses;
•	$165,000 of Directors’ and Officers’ insurance expenses; and
•	$100,000 that will be used for other miscellaneous expenses.

The legal and accounting fees relating to SEC reporting obligations and administrative services and management fee payable to our sponsor may differ as a result of us consummating a business transaction prior to the 21 month deadline (as figures in the table assume payment for these line items through the end of the

21 month period.) In the event we incur less expenses as a result of consummating the business combination prior to the end of the 21 month period, we may use amounts allotted for such expenses to pay additional legal and accounting expenses that we incur in connection with conducting due diligence, negotiating and structuring a business transaction based upon the level of complexity of such business transaction. We do not anticipate any change in our intended use of proceeds, other than fluctuations among these categories of allocated expenses. These expenditures assume a 0.15% interest per annum based upon current yield of securities in which the trust account may be invested; however, we cannot provide assurance regarding this amount. To the extent the prevailing interest rate is different than our assumption, our actual expenditures will differ from these estimates. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business transaction, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business transaction and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following the date of this prospectus until the consummation of our initial business transaction to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business transaction that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business transaction.

We have agreed to sell to the underwriters, for $100, an option to purchase up to 1,000,000 units at $15.00 per unit. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.07 per unit (for a total fair value of approximately $2,070,000), using an expected life of five years after the business transaction, volatility of 35%, and a risk-free rate of 2.11%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility assumption was calculated using the average volatility of exchange-traded funds tracking various indices, which are representative of the sectors on which we intend to focus for the initial business transaction, including: the Industrial Select Sector SPDR Fund, the iShares Dow Jones Transportation Average Index Fund, the iShares Dow Jones U.S. Oil Equipment & Services Index Fund, and the PowerShares Dynamic Food & Beverage Portfolio. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business transaction within the prescribed time period and we liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Description of Securities — Purchase Option.”

We have evaluated the appropriate accounting treatment for the placement warrants and the warrants attached to the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12 – 33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

Controls and Procedures

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2012.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business transaction. Additionally, we expect to assess the internal controls of our target business or businesses prior to the consummation of our business transaction and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business transaction may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’s internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government securities with a maturity of 180 days or less. We have the discretion to select the investments and initially it is our intent to invest the funds in government securities which will be purchased through [    ]. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of February 25, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the company’s financial statements.

PROPOSED BUSINESS

Introduction

We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. To date, our efforts have been limited to organizational activities and activities relating to this offering.

We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction, although we intend to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. We favor these sectors for three main reasons: First, these sectors, particularly energy and food, provide natural hedges against a devaluation of the U.S. dollar and resurgence in inflation, which we view as significant risks to the U.S. economy. Energy and food are global commodities, the prices of which tend to rise as the value of the dollar falls versus other major currencies and as inflationary pressures increase. Second, these sectors represent “needs” and not “wants”. We believe this makes demand for such products more inelastic and less subject to the vagaries of changing consumer tastes, which increases the predictability of long-term future cash flows. Finally, we believe these sectors will benefit from the higher growth rates in emerging markets as energy, transportation and food consumption per dollar of GDP tends to increase in rapidly growing economies.

We will seek to capitalize on the significant strength of our management team. Our executive officers and directors collectively have more than 100 years of experience in acquiring, financing, managing, advising and selling private and public companies in a variety of industries. We believe that our extensive relationships and contacts with multiple sources of deal flow, ranging from private and public companies, private equity funds, investment bankers and business brokers to attorneys and accountants, will allow us to generate a substantial volume of potential acquisition opportunities. Because members of our management team have spent the majority of their respective careers as private equity investors or as managers of private equity backed companies, they have developed a deal screening process that we believe will enable them to efficiently evaluate acquisition opportunities. In addition to our substantial level of experience as principal investors and senior managers, our executive officers and directors have had significant overlapping tenures during their careers. Alan B. Menkes, our chief executive officer, James N. Mills, our chairman of the board, and Barry Brigman, a member of our board of directors, have worked together on acquisition transactions for 13 of the last 18 years; Messrs. Menkes and Keith Oster, our president and a member of our board of directors, worked together at The Carlyle Group, where they started their careers as private equity investors, and were partners of Thomas Weisel Capital Partners and Empeiria Capital; and Messrs. Menkes and Michael Dion, our executive vice president and director, worked together on a series of transactions while Mr. Menkes was a partner at Hicks, Muse, Tate & Furst.

We do not have any specific initial business transaction under consideration, and we have not, nor has anyone on our behalf, undertaken any action to identify any acquisition candidate, including research, directly or indirectly contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to contact any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to do the same.

Business Strategy

We have identified the following criteria that we believe are important and that we intend to use in evaluating business transaction opportunities. While we intend to utilize these criteria in evaluating business transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•	History of profitability and free cash flow generation. We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have predictable and recurring revenue streams.

•	Strong management team. We will seek to acquire one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.
•	Opportunities for add-on acquisitions. We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.
•	Spin-offs/divestitures of non-core businesses or assets from larger companies. We will focus on one or more businesses or assets that are part of larger companies where the owners seek to divest or spin-off such businesses in order to free up capital to focus on core activities.
•	Defensible business niche. We will focus on one or more businesses or assets that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to create barriers to entry against new competitors. Such barriers to entry will enhance the ability of these businesses or assets to generate strong profitability and free cash flow.
•	Diversified customer and supplier base. We will pursue one or more businesses or assets that have a diversified customer and supplier base, which are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

We have not established any other specific attributes or criteria (financial or otherwise) for business transaction opportunities. In evaluating business transaction opportunities, we may also consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other business transactions; and
•	costs associated with effecting the business transaction.

Competitive Strengths

We believe our specific competitive strengths to be the following:

•	Extensive Public, Private Equity and Mergers and Acquisitions Contacts. Our management team has an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience. We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business transactions.

In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with members on the board of directors of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.
•	Management Operating and Investing Experience. Our executive officers and directors collectively have more than 100 years of experience advising, acquiring, financing, managing and selling private and public companies in a variety of industries. Furthermore, some of our management team has extensive experience working together closely over the last 25 years. Our experience with sourcing, conducting due diligence on, structuring, negotiating, closing and financing transactions spans both the public and private markets. Our management team has acquisition and operating experience in a number of businesses in various industries (such as industrial manufacturing, energy, food and consumer products, business services, media and technology). We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience.

Status as a public company

We believe our structure will make us an attractive business transaction partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business transaction. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business transaction with us. Furthermore, once a proposed business transaction is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong financial position and flexibility

With a trust account initially in the amount of $101,000,000 and a public market for our common stock, we offer a target business a variety of options to facilitate a future business transaction and fund growth and expansion of business operations. Because we are able to consummate a business transaction using our capital stock, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business transaction requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business transaction. Since we have no specific business transaction under consideration, we have not taken any steps to secure third party financing, and would only do so simultaneously with the consummation of our initial business transaction. Accordingly, our flexibility in structuring a business transaction will be subject to these contingencies.

Effecting a Business Transaction

General

We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction an unidentified operating business or assets. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business transaction, although we intend to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. Our sponsor, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business transaction. If we do not consummate a business transaction within such 21 month period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. We do not have any specific merger capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business transaction. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business transaction as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business transactions.

Because we are not subject to a limitation that a target business have any specific fair market enterprise value at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. However, we anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

We will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per share, or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full, including $0.15 per share being held in the trust account attributable to the deferred corporate finance fee payable to Cohen & Company Capital Markets, LLC solely in the event of that our business transaction is consummated. If a stockholder vote is not required by law, for example the Delaware General Corporation Law, and we decide not to hold a stockholder vote for business reasons, we will, pursuant to our amended and restated certificate of incorporation, consummate our initial business transaction and conduct redemptions of shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business transaction, and file tender offer documents with the SEC prior to consummating our initial business transaction. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. We intend to be bound by these and similar provisions regarding our business transaction in our amended and restated certificate of incorporation. We may however, redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules, if such vote was required by law or for business purposes. Examples of such business reasons may include that we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business transaction with proceeds released to us from the trust account. In addition, the terms of a business transaction may require that we register the securities we issue to the stockholders of a target company (in which case we would register such securities under a registration statement and include our proxy statement therein). We will consummate our initial business transaction only if holders of no more than 93% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the shares of common stock voted are voted in favor of the business transaction. However, the redemption threshold may be reduced by the terms and conditions of our proposed initial business transaction. For example, the proposed business transaction may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business transaction. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business transaction exceed the aggregate amount of cash available to us, we will not consummate the business transaction, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. To the extent we are unable to obtain alternative financing on reasonable terms, in order to avoid having to reduce the redemption threshold the amount of shares that we will seek to redeem in conjunction with our initial business transaction is likely to be lower than 93%. Pursuant to that certain letter agreement which we have included as exhibits to the registration statement, of which this prospectus forms a part, our initial stockholders have agreed not to redeem the shares held by them prior to this offering.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business transaction, and we may effect an initial business transaction using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our business transaction. In the case of an initial business transaction funded with assets other than the trust account assets, our notice disclosing the business transaction would disclose the terms of the financing and, only if required by law, regulation or securities exchange rule, we would seek stockholder approval of such financing. In the absence of a requirement by law, regulation or securities exchange rule, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any initial business transaction would be disclosed in our notice materials. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business transaction. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business transaction. None of our officers, directors, promoters and other affiliates, or anyone else on our behalf has taken any action to research, identify or directly or indirectly contact a potential business transaction candidate or is currently engaged in discussions (formal or otherwise) on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business transaction with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business transaction on favorable terms.

Sources of target businesses

While we have not yet identified any candidates for a business transaction, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, business brokers, venture capital funds, private equity funds, management teams we have worked with in the past, accountants, lawyers and other members of the financial community who are aware that we are seeking a business transaction partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements or through attendance at industry trade shows. Any finder or broker would only be paid a fee upon the consummation of a business transaction. We expect the fee to be paid to such persons would be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers or directors, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our sponsor, officers or directors, or any of our or their respective affiliates be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business transaction. Furthermore, we have adopted a policy prohibiting our sponsor, officers, directors or any of our or their affiliates from receiving any finder’s fee or other compensation from a target company for services rendered in connection with a business transaction.

While we do not intend to pursue an initial business transaction with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business transaction with such a target business, we would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business transaction is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business transaction

In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment. We have not conducted any specific research to date with respect to our potential acquisition candidates nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business transaction. Since we have not yet analyzed the businesses available for acquisition nor have we identified a target business, we have not established any other specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.

Investment Criteria

The criteria set forth in “Proposed Business — Business Strategy” are not intended to be exhaustive. Any evaluation relating to the merits of a particular business transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business transaction consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner, and in no event will we enter into a definitive agreement for our initial business transaction without such a waiver agreement.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received from any prospective target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional business transaction opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business transaction is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business transaction.

No minimum fair market value of target business or businesses

Most blank check companies are required to consummate their initial business transaction with a target whose value is equal to at least 80% of the amount of money deposited in the trust account of the blank check company at the time of entry into a materially definitive agreement. Because we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account (net of taxes and working capital) at the time of our signing a definitive agreement in connection with our initial business transaction, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We anticipate structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

We may seek to consummate our initial business transaction with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business transaction, we may issue a significant amount of our debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business transaction. If we issue securities in order to consummate such an initial business transaction, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business transaction, an ultimate parent company that may be formed) after our business transaction. Since we have no specific business transaction under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Possible lack of business diversification

We may seek to effect business transactions with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition, as discussed above. We expect to complete only a single business transaction, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business transactions of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business transaction with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business transaction; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business transaction. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business transaction and have extensive experience doing so through our evaluation of numerous businesses over the last 25 years, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business transaction will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business transaction cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business transaction, they may not devote their full time and efforts to our affairs subsequent to a business transaction. Moreover, they would only be able to remain with us after the consummation of a business transaction if they are able to negotiate employment or consulting agreements in connection with such business transaction. Such negotiations would take place simultaneously with the negotiation of the business transaction and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business transaction. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business transaction will not be the determining factor in our decision as to whether or not we will proceed with any potential business transaction. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business transaction, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business transaction

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business transaction as not all business transactions require stockholder approval under applicable state law. However, we may conduct a stockholder vote, if it is required by law, or we decide to hold such vote for business reasons. The table below sets forth the types of initial business transactions we may consider and whether stockholder approval would be required under Delaware law for each such transaction.

Type of Transaction	Stockholder Approval Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Redemption rights for public stockholders upon consummation of our initial business transaction

Pursuant to our amended and restated certificate of incorporation, we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per share, or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full, including $0.15 per share being held in the trust account attributable to the deferred corporate finance fee payable to Cohen & Company Capital Markets, LLC solely in the event of that our business transaction is consummated. If a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business reasons, we will, pursuant to our amended and restated certificate of incorporation, consummate our initial business transaction and conduct redemptions of shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business transaction, and file tender offer documents with the SEC prior to consummating our initial business transaction which contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. We may however, redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules, if such vote was required by law or for business purposes. Examples of such business reasons may include that we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business transaction with proceeds released to us from the trust account. Our sponsor, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of the business transaction. In addition, the terms of a business transaction may require that we register the securities we issue to the stockholders of a target company (in which case we would register such securities under a registration statement and include our proxy statement therein). Although the tender offer will be open to all of our public stockholders, we will consummate our initial business transaction only if holders of no more than 93% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the shares of common stock voted are voted in favor of the business transaction (since we will not diminish the rights of any public stockholder to redeem). However, the redemption threshold may be reduced by the terms and conditions of our proposed initial business transaction. For example, the proposed business transaction may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business transaction. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business transaction exceed the aggregate amount of cash available to us, we will not consummate the business transaction, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Our initial stockholders have agreed not to redeem any shares held by them in connection with the consummation of a business transaction. The 93% redemption threshold is different from the redemption thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business transaction if the holders of the company’s public shares voted against a proposed business transaction and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business transactions because the amount of shares voted by their public stockholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business transaction. However, our redemption threshold may be reduced as set forth above. Although we believe it is unlikely, in such case, the amount of public shares which we would seek to redeem may be lower than the threshold used by most blank check companies.

Manner of Conducting Redemptions

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business transactions and provide for related redemptions of public shares for cash upon consummation of such initial business transactions even if not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
•	file tender offer documents with the SEC prior to consummating our initial business transaction which will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial business transaction until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

In connection with the consummation of our business transaction, we may redeem pursuant to a tender offer no more than 93% of our public shares although the tender offer will be open to all of our public stockholders. However, the redemption threshold may be reduced by the terms and conditions of our proposed initial business transaction. For example, the proposed business transaction may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business transaction. In the event the aggregate cash consideration we would be required to pay for all common stock that is validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business transaction exceed the aggregate amount of cash available to us, we will not consummate the business transaction, we will not purchase any shares of common stock pursuant to the tender offer and all shares of common stock will be returned to the holders thereof following the expiration of the tender offer.

The following table summarizes the redemption disclosure contained in this prospectus regarding the redemption:

Redemption price per share(1)
Redemptions in connection with a tender offer:	The redemption price payable per share shall be equal to the amount held in the trust account as of two business days prior to the commencement of the tender offer plus interest accrued until two business days prior to the consummation of the business transaction, less taxes payable and less interest released to us for working capital purposes divided by the total number of public shares.
Redemptions in connection with a proxy solicitation:	The redemption price payable per public share to holders exercising their redemption rights and voting (1) in favor of the business transaction will be equal to the amount held in the trust account as of two business days prior to the consummation of the business transaction, less taxes payable, and less interest released to us from the trust account for working capital purposes divided by the total number of public shares and (2) against the business transaction will be equal to the amount held in the trust account as of two business days prior to the consummation of the business transaction, excluding interest and less taxes payable, divided by the total number of public shares.
Redemptions if we do not consummate a business transaction:	The redemption price per share shall be the aggregate amount then on deposit in the trust account, including interest but net of taxes payable and less any interest that is released to us for working capital requirements (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of public shares.

(1)	Whether we conduct redemption pursuant to the tender offer rules or in conjunction with a stockholder vote, the redemption price shall in no event be less than $10.10 per public share (or $10.05 per share if the underwriters’ over-allotment option is exercised in full).

When we conduct a tender offer to redeem our public shares upon consummation of our initial business transaction, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and public shares in connection with any such tender offer.

If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In the event we seek stockholder approval of our business transaction, we will distribute proxy materials and, in connection therewith, provide our public stockholders with redemption rights upon consummation of the initial business transaction. Public stockholders voting in favor of the business transaction and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and amounts released to us for working capital purposes, but public stockholders voting against the business transaction and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account excluding any amounts representing interest earned on the trust account, less taxes.

If we seek stockholder approval of our initial business transaction and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business transaction, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business transaction with proceeds released to us from our trust account immediately following the completion of our initial business transaction. Additionally, it is possible that our sponsor, officers, directors and their respective affiliates may acquire securities from public stockholders who have elected to redeem their shares in order to obtain the requisite level of shares we are required to maintain so that we can proceed with the consummation of our business transaction. Although our sponsor, officers, directors and their respective affiliates have no intention of entering into stock purchase arrangements with our public stockholders subsequent to this offering, they may do so in the future, both as an expression of confidence in the value of our shares of common stock following our initial business transaction and as a means of increasing the likelihood that we will be able to proceed with our initial business transaction, as applicable. Such purchases, should they occur at all, may be privately negotiated after the time when stockholders elected to redeem their shares. Any shares purchased from stockholders would be purchased for cash or other consideration at a price to be negotiated between such stockholders on the one hand and us, our sponsor, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholder’s position in our company and the method and timing of payment to such stockholder. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business transaction.

Any privately negotiated transaction to purchase shares from a stockholder who would otherwise choose to redeem their shares, would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees to refrain from redeeming their common stock as directed by the purchaser of such securities. All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of stockholders who have elected, or otherwise indicated their intention, to exercise their redemption rights.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of our initial business transaction or, where the purchases are made by our sponsor, directors, officers, or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum stockholders’ equity or a certain amount of cash at the closing of the business transaction, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business transaction that may not otherwise have been possible.

As a consequence of such purchases:

•	the funds in our trust account that are so used will not be available to us after the business transaction;
•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange; and
•	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

Investors are cautioned that neither we nor our sponsor, officers, directors and their respective affiliates, nor any third parties, have agreed to purchase any such shares, and their failure to so agree at the applicable time could adversely impair our ability to consummate a business transaction. Moreover, even if we or our sponsor, officers, directors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. To the extent that purchases of our securities by our sponsor, officers or directors or their affiliates (which would be “affiliated purchasers” under Rule 10b-18) are on the open market, it is intended that such purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to the manner of sale, timing, pricing, and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time such purchases are intended to be made, are not satisfied, such purchases may still be made provided that such purchases do not violate the anti-manipulation provisions of Section 9(a)(2) of the Exchange Act or Rule 10b-5 promulgated under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if we determine at the time of any such purchases that the purchases are subject to such rules, we will comply with such rules. The inability to effect such purchases could adversely impair our ability to consummate the business transaction.

We and our sponsor, officers, directors and/or their affiliates anticipate identifying the stockholders with whom to pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business transaction. To the extent that we or our sponsor, officers, directors or their affiliates enter into a private purchase, we or they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business transaction by potentially reducing the number of shares redeemed for cash.

Limitation on redemption rights and voting rights upon consummation of a business transaction if we seek a stockholder vote

Notwithstanding the foregoing, and solely if we hold a stockholder vote to approve our initial business transaction, and we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. In addition, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 15% of the public shares sold in this offering. Accordingly, all shares sold in this offering beneficially owned (as defined in Section 13 of the Exchange Act) by a public stockholder (or stockholders if they are acting in concert or as a group) in excess of 15%, which we refer to as the “Excess Shares”, shall be deemed ineligible to vote and will not be redeemed for cash.

We believe these restrictions will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights or voting rights as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to seek exercise their redemption rights or vote against the business transaction if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem or vote no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business transaction.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to five business days prior to the vote on the proposal to approve the business transaction in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business transaction will indicate whether we are requiring public stock holders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business transaction if we distribute proxy materials, as applicable, to tender his shares if he wishes to seek to exercise his redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise redemption rights prior to the consummation of the proposed business transaction and the proposed business transactions is not consummated (and therefore we would not be obligated to pay cash in connection with the tendered shares) this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business transaction, the company would distribute proxy materials for the stockholders’ vote on an initial business transaction, and a holder could simply vote against a proposed business transaction and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business transaction was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business transaction during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “redemption” right surviving past the consummation of the business transaction until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business transaction is approved.

Any request to redeem such shares once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholders meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share of common stock delivered his certificate in connection with an election of their redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business transaction.

If the initial business transaction is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders who elected to redeem their shares.

If our initial proposed business transaction is not consummated, we may continue to try to consummate a business transaction with a different target until 21 months from the date of this prospectus. If the initial business transaction is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business transaction is consummated. If the proposed business transaction is not consummated then a stockholder’s election to exercise its redemption rights will not be honored, and such redemption will not be entitled to a cash payment, even if such redemption right was properly exercised.

Redemption of common stock and liquidation if no initial business transaction

Our sponsor, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business transaction. If we do not consummate a business transaction within such 21 month period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. We and our directors and officers have agreed not to propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem the public shares, as described in Section 9.2 of the amended and restated certificate of incorporation. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time period for consummating a business transaction will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation.

Our initial stockholders have waived their right to participate in any redemption with respect to their initial shares and placement shares upon our redemption of shares sold in this offering if we fail to consummate a business transaction within 21 months. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to a pro rata share of the trust account upon our redemption in the event we do not consummate a business transaction within the required time period. There will be no liquidating distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business transaction. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be approximately $30,000).

Upon consummation of this offering, and assuming no exercise of the underwriters’ over-allotment option, we expect to have approximately (i) $101,000,000 of the offering proceeds deposited in the trust account for the benefit of our public stockholders and (ii) $1,000,000 from the proceeds of this offering not held in the trust account. In the event no business transaction is consummated within 21 months from the date of this prospectus and we are unable to redeem the shares sold in this offering, we intend to submit a plan of dissolution to our public stockholders, requiring a majority of shares voted for approval, in which (i) the proceeds held in our trust account, together with interest, less taxes and amounts released to us for working capital purposes, would be distributed to only our public stockholders on a per share pro rata basis and (ii) the remaining net assets of the company, if any, would be distributed on a per share pro rata basis to our stockholders.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial aggregate of the (i) per share redemption price or (ii) per share liquidation price would be approximately $10.10 (or approximately $10.05 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual aggregate of the (i) per share redemption price or (ii) per share liquidation price will not be less than approximately $10.10, plus interest (net of any taxes). Under Section 281(b) of the Delaware General Corporation Law, our plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Alan B. Menkes, our chief executive officer, Keith E. Oster, our president, James N. Mills, our chairman of the board and Michael Dion, our executive vice president, have agreed that each will be liable to us jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Menkes, Oster, Mills and Dion will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Messrs. Menkes, Oster, Mills and Dion would be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full) in the event we redeem our public shares for a per share pro rata portion of the trust account, or upon our liquidation and Messrs. Menkes, Oster, Mills and Dion assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Messrs. Menkes, Oster, Mills and Dion to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Menkes, Oster, Mills and Dion to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price (or per share liquidation distribution if we are unable to effect our redemption) will not be less than $10.10 per share (or approximately $10.05 per share if the underwriters’ overallotment option is exercised in full).

We will seek to reduce the possibility that Messrs. Menkes, Oster, Mills and Dion will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Messrs. Menkes, Oster, Mills and Dion will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 from the proceeds of this offering and interest earned on the funds in the trust account, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $30,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon our redemption of our public shares in the event we do not consummate our initial business transaction within 21 months from the date of this prospectus may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business transaction by     , 2013 [21 months from the date of this prospectus], we shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. Accordingly, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible following our 21st month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. We have an obligation to pursue indemnification from Messrs. Menkes, Oster, Mills and Dion pursuant to the terms of their agreement with us. Further, Messrs. Menkes, Oster, Mills and Dion may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full) less any per share amounts distributed from our trust account to our public stockholders in the event we are unable to consummate a business transaction within 21 months from the date of this prospectus, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Menkes, Oster, Mills and Dion will not be responsible to the extent of any liability for such third party claims.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders an aggregate of at least $10.10 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our redemption of our public shares upon our liquidation or if they redeem their respective shares for cash upon the consummation of the initial business transaction. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business transaction, a stockholder’s voting in connection with the business transaction alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

In identifying, evaluating and selecting a target business for an initial business transaction, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business transactions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with 93% of our shares held by our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business transaction and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business transaction.

Facilities

We currently maintain our executive offices at 142 W. 57th Street, 12th Floor, New York, NY 10019. We have agreed to pay our sponsor, Empeiria Investors LLC, who is controlled by certain of our officers and directors, $5,000 per-month for office space as well as for certain general and administrative services, including but not limited to receptionist, secretarial and other services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business transaction or (ii) 21 months from the date of this prospectus.

Employees and Directors

We currently have five executive officers. Other than Mr. Oster, who will devote no less than 20 hours per week to our sponsor, these individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business transaction and the stage of the initial business transaction process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business transaction (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We expect our executive officers to devote a reasonable amount of time to our business.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business transaction with, we do not believe that the narrowing of the pool will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2012 as required by the Sarbanes-Oxley Act. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, our sponsor or any of our officers or directors in their capacities as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:	$101,000,000 of the net offering and private placement proceeds (including the deferred corporate finance fee) will be deposited into the trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. A portion of such offering proceeds consists of the deferred corporate finance fee payable by us in the event we consummate a business transaction.	$89,325,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds:	The $101,000,000 of net offering and private placement proceeds (including the deferred corporate finance fee) to be held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business:	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Each of the shares of our common stock and warrants shall trade separately on the tenth business day following the earlier to occur of: the expiration of the underwriters’ over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.	No trading of the units or the underlying shares of our common stock and warrants would be permitted until the completion of a business transaction. During this period, the securities would be held in the escrow or trust account.
In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.
Exercise of the warrants:	The warrants cannot be exercised until the later of 30 days after consummation of our initial business transaction and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor:	We will provide our public stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein. We may not hold a stockholder vote. Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business transaction only if holders of no more than 93%of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the shares of common stock voted are voted in favor of the business transaction. However, the redemption threshold may be reduced by the terms and conditions of a proposed business transaction.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he elects to remain a stockholder of the company or requires the return of his investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the trust account or escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business transaction deadline:	If we are unable to complete a business transaction by , 2013 [21 months from the date of this prospectus], we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for a per share pro rata portion of the trust account, including the interest earned thereon, but net of any taxes and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.
Release of funds:	The proceeds held in the trust account will not be released until the earlier of the completion of a business transaction or our dissolution and liquidation upon failure to effect a business transaction within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay taxes on such interest and for working capital purposes.	The proceeds held in the escrow account, would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time.
Interest on proceeds held in the trust account:	Interest earned may be disbursed to fund any taxes payable and for our working capital requirements.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business transaction or the failure to effect a business transaction within the allotted time stated above.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our amended and restated certificate of incorporation other than “— Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement for us to conduct a tender offer or hold a stockholder vote:	We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial business transaction on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a stockholder vote to approve our initial business transaction, unless stockholder approval is required by law or we decide to seek stockholder approval for business reasons.	Many blank check companies are required to file a proxy statement with the SEC and hold a stockholder vote to approve their initial business transaction regardless of whether such a vote is required by law. These blank check companies may not consummate a business transaction if the majority of the company’s public shares voted are voted against a proposed business transaction.	Our ability to consummate our initial business transaction without conducting a stockholder vote in the event that a stockholder vote is not required by law may increase the likelihood that we will be able to complete our initial business transaction and decrease the ability of public stockholders to affect whether or not a particular business transaction is completed.
Requirement for public stockholder to vote against a business transaction in order to redeem:	If we seek stockholder approval in conjunction with the consummation of our initial business transaction, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction; provided, however, our public stockholders voting in favor of our initial business transaction may elect to exercise their redemption rights and shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and less interest withdrawn for working capital purposes, but our public stockholders voting against the business transaction will be entitled to receive a pro rata portion of the trust account excluding interest and excluding taxes.	Many blank check companies require public stockholders to vote against the proposed business transaction in order to redeem their shares.	The ability of our public stockholders to vote in favor of a business transaction and redeem their shares may increase the likelihood that we will be able to complete our initial business transaction and decrease the ability of public stockholders to affect whether or not a particular business transaction is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Limited redemption and voting rights of 15% public stockholders:	If we seek stockholder approval of our initial business transaction and we do not conduct redemptions in connection with our business transaction pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. Moreover, any individual stockholder or “group” will also be restricted from voting public shares in excess of an aggregate of 15% of the public shares sold in this offering, and all “Excess Shares” would be ineligible to vote at a meeting of stockholders.	Many blank check companies limit the redemption rights of 10% public stockholders but do not limit the voting rights of such public stockholders.	We believe these restrictions will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem or vote their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.
Accelerated deadline to complete business transaction:	We will only have 21 months from the date of this prospectus to complete our initial business transaction.	Many blank check companies have between 24 and 36 months to complete their initial business transactions.	The 21 month deadline for us to complete our initial business transaction may decrease the likelihood that we will be able to complete our initial business transaction compared to many blank check companies but should not impact the ability of our public stockholders to affect whether or not a particular business transaction is completed.
Minimum fair market value of target:	We may enter into our initial business transaction with a target regardless of its fair market value so long as we acquire a controlling interest in the target.	Many blank check companies are required to consummate their initial business transaction with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business transaction.	The absence of a minimum fair market value requirement in our offering may increase the likelihood that we will be able to complete our initial business transaction but should not impact the ability of our public stockholders to affect whether or not a particular business transaction is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Warrant terms:	The warrants issued in this offering (i) have an exercise price that is above the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until five years from the closing of our initial business transaction or earlier upon redemption or liquidation, (iii) require the consent of holders of 65% of the public warrants to amend their terms and (iv) may be exercised on a cashless basis, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, and until such time as there is an effective registration statement (subject to compliance with state blue sky laws).	The warrants issued in many blank check offerings (i) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation, (iii) only require the consent of holders of a majority of the such warrants to amend their terms and (iv) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business transaction (subject to compliance with state blue sky laws).	The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial business transaction to the extent that potential targets view the fact that the exercise price is above the initial public offering price of our units favorably but should not impact the ability of our public stockholders to affect whether or not a particular business transaction is completed.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Alan B. Menkes	52	Chief Executive Officer and Director
Keith E. Oster	49	President and Director
Joseph Fong	37	Chief Financial Officer and Executive Vice President
Michael Dion	53	Executive Vice President and Director
James N. Mills	73	Chairman of the Board
Barry Brigman	64	Director
Katharine Kaplan	26	Vice President

Alan B. Menkes has been our Chief Executive Officer since inception. Over a 24-year career in the private equity business, Mr. Menkes has played a lead role in 21 platform transactions and more than 50 add-on acquisitions totaling approximately $1 billion in equity capital and almost $7 billion in total enterprise value. Since 2009, Mr. Menkes is also a Managing Partner of G2 Investment Group, a diversified financial services firm, and heads up its private equity activities. From 2007 to 2009, he was a partner at Enterprise Infrastructure Ventures, a real estate investment firm focused on acquiring and developing data centers and other mission-critical real estate assets. From 2002 to the present, Mr. Menkes has been the Managing Partner of Empeiria Capital LLC, a private equity firm he co-founded. From 1999 to 2002, he was Co-Director of Private Equity and a member of the Executive Committee of Thomas Weisel Partners, an investment banking and investment management firm focused on growth sectors. From 1992 to 1998, Mr. Menkes was a Vice President and partner at Hicks, Muse, Tate & Furst Inc., a leveraged buyout firm. Prior to Hicks Muse, he was with The Carlyle Group, a global alternative investment manager, from its founding in 1987 to 1992. Mr. Menkes currently serves on the board of directors of CS Technology, a private IT consulting firm focused on data centers and physical IT infrastructure, and Conner Steel Products Holdings Co., a private manufacturer of equipment for the oil and gas industry. He graduated Phi Beta Kappa from the University of Virginia, where he earned his B.A. in Economics with Highest Distinction. Mr. Menkes earned an M.B.A. with Distinction from the Wharton School at the University of Pennsylvania.

Keith E. Oster has been our President since inception. Mr. Oster has been in the private equity industry for more than 20 years. From 2006 to 2007, he was a Managing Director with Genstar Capital, a middle-market buyout firm with over $2.5 billion under management. From 2004 to 2006 Mr. Oster worked at Fremont Partners, the private equity arm of the Fremont Group, a private investment firm sponsored by the Bechtel family. From 2002 to 2004 Mr. Oster served as co-founder of Empeiria Capital LLC and from 2000 to 2002 he was a partner with Thomas Weisel Partners, an investment banking and investment management firm, where he had principal responsibility for private equity investments in the industrial technology sector. From 1992 to 2000 Mr. Oster was a partner and founder of J.F. Lehman & Company, a private equity investment firm that focuses exclusively on acquiring middle market companies in the defense, aerospace and maritime industries and the technologies that originate from them. From 1988 to 1992 he served as an Associate at The Carlyle Group, a global alternative investment manager. Mr. Oster in the past has served on the boards of the following private companies: Racal Instruments Group (2001 to 2003), McCormick Selph, Inc. (1999 to 2000), Special Devices Incorporated (1998 to 2000), Elgar Electronics Incorporated (1998 to 2000) and Burke Industries, Inc. (1997 to 2000) He graduated with a B.A. in Economics and English from Oberlin College and earned an M.B.A. from the Wharton School at the University of Pennsylvania.

Joseph Fong has been our Chief Financial Officer and an Executive Vice President since inception. Since 2009, Mr. Fong has also been a Managing Director at G2 Investment Group, a diversified financial services firm, and is involved in its private equity and real estate activities. From 2007 to 2009, he worked in the private equity business of Fortress Investment Group, a global investment manager with over $40 billion of assets under management. At Fortress, Mr. Fong was a member of the acquisitions team and held a variety of responsibilities with respect to a major portfolio company, including capital investments, asset dispositions, business planning and financial reporting. From 1999 to 2007, Mr. Fong worked in investment banking at Lehman Brothers, where he was involved in over $30 billion of completed transactions for real estate companies and opportunity funds, with transaction types that included buy- and sell-side mergers and acquisitions, high-yield and investment-grade debt financings, initial public offerings, secondary equity and convertible offerings, and asset-based financings. Mr. Fong graduated summa cum laude, Phi Beta Kappa from Yale University with majors in economics and architecture, and also received Master of Architecture and M.B.A. degrees from Yale.

Michael Dion has been an Executive Vice President and a member of our Board since April 2011. Over a 32-year career in the consumer products industry, Mr. Dion has played a lead role in executing financial performance turnaround plans, implementing cost-cutting strategies, and managing post-acquisition integration. Since 2007, Mr. Dion has been a business consultant working with a variety of companies and investors on acquisition transactions. From 2001 to 2007, he was Executive Vice President and Chief Financial Officer of Pinnacle Foods Corporation, a consumer products corporation formed from the purchased assets of Vlasic Foods International with brands including Swanson Frozen Foods, Vlasic Pickles, and Open Pit. Mr. Dion joined Pinnacle Foods after its formation by Hicks, Muse, Tate & Furst in 2001 and continued in this role after the company was acquired by CCMP, JW Childs, and CDM Equity in 2003. In 2003, Pinnacle Foods purchased the brands of Aurora Foods including, among others, Duncan Hines, Mrs. Paul’s, Aunt Jemima Frozen Breakfast, and Mrs. Butterworth’s Syrups. From 2000 to 2004, he was Vice President of Finance of Hillsdown Holdings, PLC and Mumm and Perrier-Jouet, as a member of the C. Dean Metropoulos Group which managed the investments on behalf of Hicks Muse. From 1996 to 2000, Mr. Dion was Executive Vice President and Chief Financial Officer of International Home Foods, a consumer products company with brands such as Chef Boyardee, PAM Cooking Spray, Polaner All-Fruit, and Crunch n’ Munch. From 1994 to 1997, he was Vice President of Finance of Morningstar Dairy Group. From 1990 to 1994, Mr. Dion was Vice President of Finance for International Cheese Company. From 1989 to 1990, he was Vice President of Finance of Aquatec, Inc. From 1984 to 1989, Mr. Dion was Chief Financial Officer of Karl Suss America, an industrial technology supplier. From 1979 to 1984, he was a Senior Auditor of Coopers and Lybrand, LLC. Mr. Dion received a B.S. in Business Administration from University of Vermont in 1979, where he was on the Dean’s List all semesters.

James N. Mills has been our Chairman of the Board since inception. Mr. Mills has served as Chairman of the Board and Chief Executive Officer of Mills & Partners, Inc., a management and investment firm that specializes in the acquisition and operation of commercial and industrial manufacturing companies, since its formation in 1985. Mr. Mills has, in the past, served as Chairman of the Board and Chief Executive Officer of each of the Mills & Partners portfolio companies, including Clarke Floor Equipment, Palco Industries, Wirekraft Industries, Berg Electronics, Jackson Products, Crain Holdings, International Wire Group, and Viasystems Group. Mr. Mills currently serves on the board of directors of Conner Steel Products Holdings Co., a manufacturer of equipment for the oil and gas industry. Mr. Mills has over 40 years of operating experience in senior and corporate level positions with a variety of successful major manufacturing companies. From 1978 to 1985 Mr. Mills was a senior executive of McGraw-Edison Company, a company engaged in the electronic, industrial, commercial, and automotive industries. At McGraw-Edison, he served as Executive Vice President of the Industrial, Power Systems and Service sectors, where he was responsible for $1.1 billion of corporate revenue, President of the Industrial Group and President of the Bussmann Division, where he led a major corporate divestiture program which resulted in the sale of 15 operating companies with combined sales of over $1 billion. From 1977 to 1978, Mr. Mills served as Executive Vice President of the Admiral Group of Rockwell International and as President and Chief Executive Officer of Litton Industries’ Royal Typewriter Division. Mr. Mills’ affiliations have included the National Sudden Infant Death Syndrome Foundation, the National Aid to Visually Handicapped Children, the American Management Association, the President’s Council of St. Louis University, and the Presidents’ Association of the American Management Association. He attended the University of Missouri majoring in Business Administration.

Barry Brigman has been a member of our Board since inception. Mr. Brigman is a business consultant and investor. He is a partner in Empeiria Capital LLC and currently the Chairman of the Board of Conner Steel Products. From March 2003 to June 2006 he was the Managing Partner of Hanley Partners Asia (“HPA”) and has been managing global businesses in a variety of industry segments for over 25 years. HPA was a global consulting group that assisted North American and European middle market businesses to access the market opportunities, material and product sourcing supply chains, and the manufacturing potential available in China. Prior to co-founding HPA, Mr. Brigman was employed by Viasystems Group, Inc. from January 1997 to December 2002 as President of the Telecom Division, President of the Global PCB business and President of the Americas. In July 2001, Mr. Brigman was appointed Executive Vice President responsible for all global business functions within Viasystems Group, Inc. From 1997 to 2002, Viasystems grew through multiple acquisitions and internal growth from $200 million to $1.5 billion in revenue with 32 global manufacturing sites and over 25,000 employees in the Americas, Europe, and China. Mr. Brigman was involved in and often led the financial due diligence process for the purchase of companies. Prior to Viasystems, Mr. Brigman was Senior Vice President and General Manager, Americas of Berg Electronics from March 1993. During Mr. Brigman’s tenure, the company moved from the No. 7 position in the connector industry to No. 3. Prior to joining Berg, Mr. Brigman was employed by DuPont as the Director of Connector Systems — Americas from 1989 to 1993. Mr. Brigman had held numerous professional and management positions in the Fibers, Central Research and Development, Medical Products, Corporate Plans, and Electronics divisions of DuPont. His functional experience includes assignments in technical sales, marketing, manufacturing, strategic planning, and general business management. He managed global businesses with presences in the Americas, Europe, and Asia Pacific regions. Mr. Brigman joined DuPont in 1969. Mr. Brigman holds a B.S. in Chemistry from Virginia Polytechnic Institute.

Katharine Kaplan has been a Vice President since our inception. Since 2010, Ms. Kaplan has also been a Vice President at G2 Investment Group, a diversified financial services firm. From 2008 to 2010, Ms. Kaplan worked at Lubert-Adler, a real estate investment management firm, where she was an Associate specializing in acquisitions and asset management. At Lubert-Adler, she underwrote and oversaw existing and new investments in the apartment, self-storage, hotel and office sectors in major markets across the U.S. Ms. Kaplan previously worked in the investment banking group at Lehman Brothers, where she was responsible for valuation analysis and structuring for a wide variety of advisory and capital raising transactions. She has extensive experience in assessing, underwriting, valuing, and conducting due diligence on public and private companies, portfolios, and individual assets. Ms. Kaplan graduated cum laude with an A.B. in History from Harvard University.

Director Qualifications

We have not established a nominating committee and have not formally established any specific, minimum qualifications that must be met by each of our directors or specific qualities or skills that are necessary for one or more of our members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, investment experience, diversity of professional experience, including whether the person is a current or former board member, CEO or CFO of a public company, knowledge of our business, integrity, professional reputation, independence, judgment, wisdom, and ability to represent the best interests of our stockholders.

The members of our board of directors have significant senior leadership experience at both private and public domestic companies. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. All of our directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, our directors also have other experience that makes them valuable, such as extensive prior experience in acquiring companies across a broad range of industries and growing companies both organically and via strategic add on acquisitions, although none of our directors, officers or promoters have been previously involved in blank check offerings.

We, along with our directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating a business transaction.

Alan B. Menkes

Mr. Menkes is well-qualified to serve as a member of the Board due to his extensive experience as a private equity investor and his service on the Boards of Directors of 14 companies over the last approximately 15 years. Since entering the private equity business in 1987, Mr. Menkes has developed an extensive network of contacts among investment banks, business brokers, private equity funds, lawyers and accountants that will allow us to generate attractive acquisition opportunities. Moreover, during his almost 25 years as a principal investor, Mr. Menkes has evaluated hundreds of investment opportunities, including both private and public companies, and developed a screening and diligence process that will allow us to identify suitable candidates for acquisition. Mr. Menkes is also highly experienced in negotiating, structuring and executing complex acquisition transactions and has led multiple “buy and build” strategies where the platform company effected numerous add on acquisitions.

Keith E. Oster

Mr. Oster is well-qualified to serve as a member of the Board due to his proven capabilities as a private equity investor and his service as a lead director on several portfolio company boards over the past 15 years. Mr. Oster began his private equity career in 1988 with The Carlyle Group, and since that time, has served as a General Partner and member of the investment committee with three, well established, middle market private equity firms. In that capacity, he has been responsible for sourcing, evaluating, negotiating, closing and monitoring numerous leveraged buyout investments across a broad range of industries and over a variety of economic cycles. Mr. Oster also has extensive experience building non-traditional deal origination channels and has worked closely with numerous management teams to develop and execute a variety of successful strategies to enhance portfolio company value.

Michael Dion

Mr. Dion is well-qualified to serve as a member of the Board due to his extensive experience managing finance and operations at consumer products companies, including several under private equity ownership. Over the last 32 years, Mr. Dion has served in a senior finance role at eight consumer products companies, most recently as Executive Vice President and Chief Financial Officer of Pinnacle Foods Corporation. Mr. Dion has strong expertise managing financial performance, strategic initiatives, and cost-cutting programs, and has acted as a key participant with the CEO in developing and executing acquisition programs that leveraged the existing company’s infrastructure and enhanced investment platform returns. Mr. Dion’s experience will allow us to evaluate and implement potential operational improvements and add-on transactions at target companies and his network of business and private equity contacts will assist in generating acquisition opportunities.

James N. Mills

Mr. Mills is well-qualified to serve as a member of the Board due to his public company experience, business leadership, operational experience, and experience in the private equity industry. Over the last 25 years, Mr. Mills has served as Chairman and CEO of nine leveraged buyout companies, which in turn completed more than 50 add on acquisitions. Two of these companies undertook initial public offerings and Mr. Mills remained as Chairman and CEO. Mr. Mills has developed an extensive set of contacts in the business, private equity and financial sectors, which we believe will generate acquisition opportunities for us. Mr. Mills also has extensive experience in evaluating management teams of target companies.

Barry Brigman

Mr. Brigman is an experienced senior executive and business consultant. Mr. Brigman has over 18 years experience in private equity acquisition and the management of both privately and publicly held companies. Prior to his work in private equity, he held executive positions with E. I. DuPont in a number of industrial businesses. He has served as the Chairman of the Board of privately held Conner Steel Products Holdings and as a senior executive with publicly traded Berg Electronics and Viasystems Group. Mr. Brigman has also provided operational consulting and due diligence support for U.S. based businesses and international private equity groups in a variety of industries. Mr. Brigman’s knowledge of global markets and extensive network of contacts has enabled him to work effectively with the senior executives and boards of many companies to develop both strategic and operational improvement strategies.

Number and Terms of Office of Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Mr. Brigman and Mr. Mills, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Menkes, Mr. Oster, and Mr. Dion will expire at the second annual meeting of stockholders. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business transaction. Collectively, through their positions described above, our directors have extensive experience in the private equity businesses.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Compensation for Officers and Directors

No executive officer or director has received compensation of any kind for services rendered. Commencing on the date that our securities are first quoted on the OTCBB through the earlier of consummation of our initial business transaction or our liquidation, we will pay our sponsor, an entity controlled by certain of our officers and directors, a management fee of $10,000 payable monthly, all of which will be used by our sponsor to compensate our President, Keith Oster, for services. Other than as set forth above, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors or any of their respective affiliates, for services rendered prior to or in connection with a business transaction. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective target businesses and performing due diligence on suitable business transactions. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After our business transaction, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the notice furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider a business transaction, as it will be up to the directors of the post-combination business to determine executive officer and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of any securities exchange on which our shares of common stock may then be listed.

Director Independence

Although our securities will be quoted on the OTC Bulletin Board, we apply the NYSE Amex standard for independent directors. The NYSE Amex defines an “independent director,” as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company has determined that Mr. Brigman and Mr. Mills are independent directors, as defined under the NYSE Amex listing standards and Rule 10A-3 promulgated under the Exchange Act.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of a business transaction. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to a business transaction as there will be no salary, fees or other compensation being paid to our officers or directors prior to a business transaction other than as disclosed in this prospectus.

Code of Conduct

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	Our directors and members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Some of our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Due to such existing fiduciary duties, Messrs. Menkes, Brigman and Mills are required to present to Conner Steel Products Holdings Co. certain suitable energy equipment business opportunities that are appropriate for Conner Steel Products Holdings Co. before they may present such opportunities to us. Other than as set forth above, there are currently no other entities with which a member of our management team or our directors have an existing obligation or fiduciary duty to present business opportunities to before presenting such opportunities to us.
•	The initial shares, placement units and their underlying securities will only be transferable after the consummation of our initial business transaction. In addition, the placement warrants purchased by the sponsor and any warrants which our initial stockholders, sponsor, officers and directors may purchase in this offering or in the aftermarket will expire worthless if an initial business transaction is not consummated. Additionally, our initial stockholders, including our directors, will not receive liquidation distributions with respect to any of their initial shares or placement shares. For the foregoing reasons, our board may have a conflict of interest in determining whether it is appropriate to effect an initial business transaction with a particular target business.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business transaction if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business transaction.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our other directors have not undertaken an obligation similar to the rights of first review provided by Messrs. Menkes, Oster and Mills.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Alan B. Menkes	Conner Steel Products Holdings Co.	Director
James N. Mills	Conner Steel Products Holdings Co.	Director
Barry Brigman	Conner Steel Products Holdings Co.	Director

In the event we are required to submit our initial business transaction to our public stockholders for a vote, all of the initial stockholders have agreed to vote any shares held by them in favor of our initial business transaction. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares of common stock. If they purchase shares of common stock as part of this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to redeem such shares in connection with the consummation of a business transaction.

Although we do not intend to enter into a business transaction with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business transaction is fair to our stockholders from a financial point of view. Furthermore, in no event will any of our initial stockholders, sponsor, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before the Offering(2)			After the Offering(2)(3)
Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned		Percentage of Outstanding Shares	Number of Shares Beneficially Owned		Percentage of Outstanding Shares
Empeiria Investors LLC (our sponsor)	3,500,000	(4)	77.8%	3,125,000	(3)(4)	22.3%
Alan B. Menkes	3,845,000	(4)(5)	85.4%	3,426,875	(3)(4)(5)	24.5%
Keith E. Oster	3,635,000	(4)(6)	80.8%	3,243,125	(3)(4)(6)	23.2%
Joseph Fong	3,563,000	(4)(7)	79.2%	3,180,125	(3)(4)(7)	22.7%
Michael Dion	980,335	(8)	21.8%	870,120	(3)(8)	6.2%
James N. Mills	477,168	(9)	10.6%	423,686	(3)(9)	3.0%
Barry Brigman	87,034	(10)	1.9%	77,387	(3)(10)	0.6%
Katharine Kaplan	29,081	(11)	0.6%	25,662	(3)(11)	0.2%
All directors and officers as a group (7 persons)	4,500,000	(4)	100.0%	4,000,000	(3)(4)	28.6%

(1)	The business address of each of the beneficial owners is 142 W. 57th Street, 12th Floor, New York, NY 10019.
(2)	Assumes the sale of 500,000 placement units and 4,000,000 initial shares in private placements before the completion of this offering.
(3)	Assumes the underwriters’ over-allotment option has not been exercised and, as a result, 500,000 of the initial shares held by our initial stockholders have been forfeited (including 125,000 initial shares held directly by our officers and directors as a result of transfers made by our sponsor as of May 2, 2011 and 375,000 of the initial shares held by our sponsor).
(4)	Messrs. Menkes, Oster and Fong are managing members of Empeiria Investors LLC, our sponsor, and have joint voting and dispositive power over our sponsor. As a result, Messrs. Menkes, Oster and Fong may be deemed beneficial owners of 100% of the shares held by our sponsor. However, each of Messrs. Menkes, Oster and Fong disclaims beneficial ownership over shares held by our sponsor except to the extent of his pecuniary interest therein.
(5)	Amount includes 3,500,000 shares of common stock beneficially owned by Mr. Menkes indirectly through the sponsor and 345,000 shares of common stock owned by him directly, as a result of a transfer made by our sponsor to Mr. Menkes as of May 2, 2011. Mr. Menkes has pecuniary interest in 690,335 shares of common stock held by the sponsor.
(6)	Amount includes 3,500,000 shares of common stock owned indirectly through the sponsor and 135,000 shares of common stock beneficially owned by Mr. Oster directly, as a result of a transfer made by our sponsor to Mr. Oster as of May 2, 2011. Mr. Oster has pecuniary interest in 17,258 shares of common stock held by the sponsor.
(7)	Amount includes 3,500,000 shares of common stock owned indirectly through the sponsor and 63,000 shares of common stock beneficially owned by Mr. Fong directly, as a result of a transfer made by our sponsor to Mr. Fong as of May 2, 2011. Mr. Fong has pecuniary interest in 86,291 shares of common stock held by the sponsor.

(8)	Amount includes 690,335 shares of common stock owned indirectly through the sponsor and 290,000 shares of common stock beneficially owned by Mr. Dion directly, as a result of a transfer made by our sponsor to Mr. Dion as of May 2, 2011.
(9)	Amount includes 345,168 shares of common stock owned indirectly through the sponsor and 132,000 shares of common stock beneficially owned by Mr. Mills directly, as a result of a transfer made by our sponsor to Mr. Mills as of May 2, 2011.
(10)	Amount includes 69,034 shares of common stock owned indirectly through the sponsor and 18,000 shares of common stock beneficially owned by Mr. Brigman directly, as a result of a transfer made by our sponsor to Mr. Brigman as of May 2, 2011.
(11)	Amount includes 12,081 shares of common stock owned indirectly through the sponsor and 17,000 shares of common stock beneficially owned by Ms. Kaplan directly, as a result of a transfer made by our sponsor to Ms. Kaplan as of May 2, 2011.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of initial shares (but excluding any placement shares) equals 25.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock immediately prior to the consummation of the offering such that our initial stockholders’ ownership of initial shares (but excluding any placement shares) equals 25.0% of our issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the private placement of the placement warrants.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to 500,000 shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain a 25.0% ownership interest (excluding their ownership of placement shares) in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Lockup of Initial Shares, Placement Units, Placement Shares and Placement Warrants

All of the initial shares of common stock outstanding prior to the date of this prospectus are subject to lockup provisions and may not be transferred, sold or assigned, until: (i) with respect to 20% of such shares, upon consummation of our initial business transaction; (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction; (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction; (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction; and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction. All of the initial shares will be released from such transfer restrictions, if, following consummation of our initial business transaction, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of our board of directors or management team in which the company is the surviving entity. Up to 500,000 of the initial shares are subject to forfeiture if the over-allotment option is not exercised in full.

During the lockup period, our initial stockholders will not be able to sell or transfer such securities except to permitted transferees (i.e. immediate family members of the holder and trusts established by the holder for estate planning purposes, to sponsor’s members, by virtue of the laws of descent and distribution or pursuant to a domestic relations order) who agree in writing to be bound to the transfer restrictions, agree to vote in favor of our initial business transaction in the event we seek stockholder approval in connection with our initial business transaction and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business transaction. Our initial stockholders will retain all other rights as stockholders, including, without limitation, the right to vote such initial shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lockup and will be released pro rata, in accordance with the initial shares. If we are unable to effect a business transaction, our initial stockholders will not receive any portion of the liquidation proceeds with respect to shares of common stock owned by them prior to this offering.

The placement units and the underlying securities will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the consummation of our initial business transaction.

Empeiria Investors LLC and each of Messrs. Menkes, Oster and Mills are deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 24, 2011 we issued 4,000,000 shares of our common stock to our sponsor, Empeiria Investors LLC, a limited liability company controlled by certain of our officers and directors, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $.00625 per share. As of May 2, 2011, our sponsor sold, at cost, an aggregate of 1,000,000 of such initial shares to our officers and directors. Of these initial shares, up to 500,000 are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full. The initial shares will not be released from transfer restrictions until the date (i) with respect to 20% of such shares, upon consummation of our initial business transaction, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business transaction or earlier, in any case, if, following a business transaction, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

Our sponsor has agreed to purchase 500,000 placement units at the price of $10.00 per unit for a purchase price of $5,000,000, in a private placement to be completed on or before the date of this prospectus. All of the proceeds received from the sale of the placement units will be financed from available funds and not from borrowed funds. A portion of the purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business transaction. The placement warrants will be identical to the warrants sold in this offering, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis; and (ii) are not subject to being called for redemption. The placement units and its component securities will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the consummation of our initial business transaction. If we do not complete an initial business transaction that meets the criteria described in this prospectus, a portion of the $5,000,000 purchase price of the placement units will be included as a part of the liquidation amount payable to our public stockholders as such amounts will be held in our trust account and the placement warrants will expire worthless.

The placement units will be sold in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of the placement warrants included in the placement units will be able to exercise such placement warrants even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available. Our placement units and the underlying securities will become freely tradable only after they are registered.

In order to protect the amounts held in the trust account, Alan B. Menkes, our chief executive officer, Keith E. Oster, our president, James N. Mills, our chairman of the board, and Michael Dion, our executive vice president, each have agreed to jointly and severally indemnify us for all claims of creditors to the extent that we fail to obtain waivers from vendors, service providers and prospective target business to the extent necessary to ensure that the amounts in the trust account available for distribution to our stockholders below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Menkes, Oster, Mills and Dion will not be responsible to the extent of any liability for such third party claims. In the event that the proceeds in the trust account are reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full) in the event we redeem our public shares for a per share pro rata portion of the trust account, or upon our liquidation and Messrs. Menkes, Oster, Mills and Dion assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against Messrs. Menkes, Oster, Mills and Dion to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Menkes, Oster, Mills and Dion to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the (i) per share redemption price or (ii) per share liquidation price will not be less than $10.10 per share (or approximately $10.05 per share if the underwriters’ overallotment option is exercised in full).

In order to meet our working capital needs following the consummation of this offering, certain of our officers and directors may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, may be convertible into warrants of the post business transaction entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants. The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan. The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expense incurred with the filing of any such registration statements. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist. However, we expect that the terms of such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of the business transaction and be no more favorable than could be obtained by a third party.

Our chief executive officer has loaned and advanced to us an aggregate of $100,862, outstanding as of March 3, 2011, to pay a portion of our expenses related to this offering, such as SEC filing fees, FINRA filing fees, blue sky fees and legal and accounting fees and expenses. The loans will be payable without interest on the earlier of December 31, 2011 or the closing of this offering. We will repay these loans from the proceeds of this offering not being placed in trust.

We will pay our sponsor or an affiliate of our sponsor, up to $5,000 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the date of this prospectus. We have also agreed to pay our sponsor a management fee of $10,000 per month which will be used by our sponsor to pay our President, Keith Oster, for services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business transaction or (ii) 21 months from the date of this prospectus.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business transactions. Reimbursable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business transaction, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business transaction is in our public stockholders’ best interest.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, and other than the management fee payable to our sponsor which is discussed below, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any of our securities, will be paid to our sponsor, officers or directors, or to any of our or their respective affiliates prior to or with respect to a business transaction. We have agreed to pay to our sponsor a management fee of $10,000 per month which will be used by our sponsor to pay our President, Keith Oster, for services.

After the consummation of a business transaction, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business transaction, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 4,000,000 shares of common stock will be outstanding, held by our initial stockholders (up to 500,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full). Prior to the effective date of the registration statement, our sponsor will purchase 500,000 placement units, each placement unit consisting of one share of common stock and a warrant to purchase one share of common stock. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of our common stock and one warrant. Each warrant entitles its holder to purchase one share of our common stock.

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted, and any security holder may elect to separate a unit and trade the shares of common stock or warrants separately or as a unit. Even if the component securities of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with a stockholder vote to approve our initial business transaction, if any, our initial stockholders have agreed to vote their initial shares in favor of our initial business transaction. In addition, our sponsor, officers and directors have also agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of our initial business transaction submitted to our stockholders for approval, if any. Our sponsor, officers and directors have agreed to waive redemption rights in connection with any potential initial business transaction.

In the event we seek stockholder approval in connection with a business transaction, we shall, in accordance with Article Ninth of our amended and restated certificate of incorporation, proceed with the business transaction only if a majority of the shares of common stock voted are voted in favor of the business transaction. However, our sponsor’s, officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business transaction even if a majority of our public stockholders vote, or indicate their intention to vote against, such business transaction. For purposes of seeking approval of the majority of our shares of common stock that are voted, non-votes will have no effect on the approval of a business transaction once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business transaction. In addition, we will not proceed with a business transaction unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual corporate existence, and any other proposal requiring approval of a majority of our outstanding shares of stock in connection with an initial business transaction is approved by a majority of our outstanding shares of common stock.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business transaction within 21 months, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation. Our initial stockholders have agreed not to redeem any shares held by them in connection with the consummation of an initial business transaction, but will be entitled to redeem their public shares in the event we do not consummate a business transaction.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business transaction, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, upon the consummation of our initial business transaction, subject to the limitations described herein. Unlike other blank check companies which hold stockholder votes and conduct proxy solicitations in conjunction with their initial business transactions and related redemptions of public shares for cash upon consummation of such initial business transactions even when a vote is not required by law, we intend to consummate our initial business transaction and conduct the redemptions without a stockholder vote pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business transaction and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business transaction only if holders of no more than 93% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business transaction. Our sponsor has agreed not to redeem any shares held by it in connection with the consummation of an initial business transaction, but will be entitled to redeem their public shares in the event we do not consummate a business transaction.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into a business transaction, we may (depending on the terms of such a business transaction) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business transaction to the extent we seek stockholder approval in connection with a business transaction.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business transaction, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business transaction, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business transaction, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business transaction. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business transaction; and
•	one year from the date of this prospectus.

The warrants will expire five years from the date of the business transaction at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

Holders of our public warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and, even in the case when cashless exercise is permitted as provided below, such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business transaction, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the fair market value by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price per share of the common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

We may redeem the outstanding warrants (excluding any placement warrants held by our sponsor or its permitted assigns) without the consent of any third party or the representatives of the underwriters:

•	in whole and not in part;
•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days prior written notice of redemption; and
•	if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

If we call the warrants for redemption, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed or will be filed as an exhibit to the registration statement of which this prospectus is a part.

The redemption provisions for our warrants have been established at a price which is intended to provide a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $17.50 or the warrant exercise price of $11.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a cashless exercise (when permitted). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants

Our sponsor has agreed to purchase from us 500,000 placement warrants which are included in the placement units at a price of $10.00 per unit in a private placement to be completed on or before the date of this prospectus. The placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis; (ii) are not subject to being called for redemption. The proceeds from the sale of the placement warrants will be held in our trust account for the benefit of our public stockholders. If we do not complete one or more business transactions as described in this prospectus, the placement warrants will become worthless.

The placement warrants will be sold in a private placement pursuant to Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. However, the holders of these placement warrants have agreed that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the public warrants is not available.

The placement warrants will become worthless if we do not consummate a business transaction. The personal and financial interests of holders of the placement warrants may influence their motivation in identifying and selecting a target business and completing a business transaction in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business transaction are appropriate and in our stockholders’ best interest.

Underwriters’ Unit Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to 1,000,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Amendments to our Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business transaction. These provisions cannot be amended without the approval of 65% of our stockholders. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the date of this prospectus, $101,000,000, or $115,625,000 if the underwriters’ over-allotment option is exercised in full shall be placed into the trust account;
•	if a business transaction is not consummated within 21 months of the date of this prospectus, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as possible, but not more than five business days thereafter, redeem our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released to us for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval our remaining stockholders and our board of directors, dissolve and liquidate as part of our plan of dissolution and liquidation;
•	prior to our initial business transaction, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business transaction;

•	we may not enter into any transaction with any of our affiliates without the prior approval by a majority of the members of our board of directors who do not have an interest in the transaction who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to it than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	although we do not intend to enter into a business transaction with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business transaction is fair to our stockholders from a financial point of view.

In the event we seek stockholder approval in connection with our business transaction, our amended and restated certificate of incorporation provides that:

•	we may consummate our initial business transaction if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting and holders of no more than 93% of our public shares elect to redeem their shares for a pro rata share of the trust account; and
•	if a proposed business transaction is approved and consummated, public stockholders exercising their redemption rights and voting (1) in favor of the business transaction will be entitled to receive a pro rata portion of the trust account including interest and (2) against the business transaction will be entitled to receive a pro rata portion of the trust account excluding interest and excluding taxes.

Quotation of Securities

We have applied to have our units, common stock and warrants quoted on the on the OTC Bulletin Board under the symbols “[    ]”, “[    ]”, “[    ]”, respectively. Our units will be quoted on the OTC Bulletin Board on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTC Bulletin Board.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business transaction” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business transaction” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, the business transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least 65% of the outstanding voting stock not owned by the interested stockholder.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 14,000,000 shares of our common stock outstanding or 16,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares of common stock sold in this offering, or 11,500,000 shares of common stock if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,000,000 shares of common stock (or 4,500,000 if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, those shares of common stock are subject to transfer restrictions and will only be released prior to certain dates or events under limited exceptions (as described in this prospectus). See “Principal Stockholders.” Included within such calculation are 500,000 placement shares, to be purchased by our sponsor on or before the date of this prospectus. In addition, there will be 500,000 placement warrants outstanding that upon full exercise will result in the issuance of 500,000 shares of common stock to the holders of such warrants. The placement units and its component securities will be subject to transfer restrictions until 30 days following the consummation of our initial business transaction and will only be released prior to that date under limited exceptions. See “Principal Stockholders.” The initial shares, placement units and the underlying securities are entitled to registration rights as described below under “Registration Rights.”

Rule 144

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of shares of our common stock then outstanding, which will equal 140,000 shares of our common stock immediately after this offering or 160,000 shares of our common stock if the underwriters’ over- allotment are exercised in full; or
•	the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. However, the SEC has provided an important exception to this prohibition, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell the initial shares, placement shares and placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business transaction.

Registration Rights

Our initial stockholders, including our sponsor, and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of this prospectus. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the placement shares and placement warrants and the common stock underlying the placement warrants, commencing, in the case of the initial shares, one year after the consummation of our initial business transaction and commencing, in the case of the placement shares and placement warrants and the common stock underlying the placement warrants, 30 days after the consummation of our initial business transaction.

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for which Cohen & Company Capital Markets, LLC is acting as representative and sole book-running manager, and the underwriters have severally, and not jointly, agreed to purchase, on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Cohen & Company Capital Markets, LLC
The PrinceRidge Group LLC
Total	10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriting agreement provides that the underwriters are obligated to purchase all the units set forth opposite their name in the offering if any are purchased, other than those units covered by the over-allotment option described below.

We have granted the representative of the underwriters a 45-day option to purchase up to 1,500,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

We estimate that the total out of pocket expenses for this offering, excluding underwriting discounts and commissions, will be approximately $500,000, all of which will be payable by us. These expenses will be partially funded by loans and advances equaling $100,862 as of March 3, 2011 made by our chief executive officer, which loans will be repaid from the proceeds of this offering. We have been advised by the representative of the underwriters that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Securities and Exchange Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Dakota, Utah, Virginia, Wisconsin and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This statute allows the states to investigate companies if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and current reports under the Exchange Act. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states and territories do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states and territories:

Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which of these states, if any, we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

In addition, aside from the exemption from registration provided by the NSMIA, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Despite the exemption from state registration provided by the NSMIA described above, the state of Idaho deems blank check offerings inherently fraudulent and such offerings may not be registered or qualify for an exemption from registration in that state. Although we are not aware of any other state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Sales of Our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus.

Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history of and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	the ability of our management and their experience in identifying operating companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

Purchase Option

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to 1,000,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option may be exercised on a cashless basis, in whole or in part, commencing on the later of the consummation of a business transaction or the one-year anniversary of the date of this prospectus and expiring five years from the effective date of the registration statement of which this prospectus forms a part. The option and the underlying securities have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for five and seven years, respectively from the effective date of this registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, another over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us(1)	$0.25	$0.25	$2,500,000	$2,875,000
Deferred corporate finance fee payable by us(2)	0.15	0.15	1,500,000	1,725,000

(1)	Based on the underwriters’ discounts and commission equal to 2.5% of the gross proceeds from the sale of units offered to the public.
(2)	Based on the deferred corporate finance fee payable to the representative of the underwriters equal to 1.5% of the gross proceeds from the sale of the units offered to the public that will become payable from the amounts held in the trust account solely in the event we consummate our initial business transaction. The deferred corporate finance fee shall be for services related to structuring the terms of the offering.

Other Services

We have granted Cohen & Company Capital Markets, LLC a right of first refusal to act as lead underwriter or as a co-manager with at least 50% of the economics (or, in the case of a three-handed deal, 33% of the economics) for any and all public and private equity and debt offerings by us or our successors, during the period commencing on consummation of this offering and terminating 12 months after the completion of our initial business transaction but in no instance longer than 36 months from the effective date of the registration statement of which this prospectus forms a part. Notwithstanding, such right of first refusal shall not apply to offerings to be led outside of the United States. In addition, we provided Cohen & Company Capital Markets, LLC with an advance of $25,000 for its anticipated out-of-pocket accountable expenses which will be credited against the underwriting discounts and commissions earned by the underwriters.

The underwriters and their respective affiliates may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they will receive, customary fees and expenses.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Quotation

We will apply to quote the units on the OTC Bulletin Board under the symbol “[    ]”. Upon separate trading of the securities comprising the units, the common stock and the warrants will be quoted on the OTC Bulletin Board under the symbols “[    ]” and “[      ]”, respectively. Following the date that the shares of our common stock and warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is passing on the validity of the securities offered in this prospectus. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is acting as counsel for the underwriters in this offering. Ellenoff Grossman & Schole LLP has represented Cohen & Company Capital Markets, LLC in the past and expects to represent them in the future.

EXPERTS

The financial statements of Empeiria Acquisition Corp. as of February 25, 2011 and for the period from January 24, 2011 (inception) through February 25, 2011, appearing in this prospectus and the related registration statement have been audited by Rothstein Kass & Company P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

As a result of this offering, we and our stockholders will become subject to the proxy solicitation rules, periodic and current reporting requirements, restrictions of stock purchases and sales by affiliates and other requirements of the Exchange Act, and we will file periodic reports and other information with the SEC. These periodic reports, current reports and other information will be available for inspection and copying at the SEC’s Public Reference Room and the web site of the SEC referenced above. We may furnish our stockholders with annual reports containing audited financial statements certified by independent auditors and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

Empeiria Acquisition Corp.
(a development stage company)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Empeiria Acquisition Corp.

We have audited the accompanying balance sheet of Empeiria Acquisition Corp. (a development stage company) (the “Company”) as of February 25, 2011 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from January 24, 2011 (date of inception) to February 25, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 25, 2011 and the results of its operations and its cash flows for the period from January 24, 2011 (date of inception) to February 25, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 2, 2011,
except for Note 8 as to which the date is May 23, 2011

Empeiria Acquisition Corp.
(a development stage company)

BALANCE SHEET
February 25, 2011

ASSETS
Current Assets
Cash	$25,000
Deferred Offering Costs	72,500
Total Assets	$97,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$22,500
Note Payable, Officer	50,862
Total Liabilities	73,362
Stockholders’ Equity
Preferred Stock, $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding
Common Stock, $.0001 par value, 100,000,000 shares authorized; 4,000,000 shares issued and outstanding	400
Additional Paid-in Capital	24,600
Deficit Accumulated During Development Stage	(862)
Total Stockholders’ Equity	24,138
Total Liabilities and Stockholders’ Equity	$97,500

The accompanying notes are an integral part of the financial statements.

Empeiria Acquisition Corp.
(a development stage company)

STATEMENT OF OPERATIONS
For the Period from January 24, 2011 (date of inception) to February 25, 2011

Revenue	$—
General and Administrative Expenses	(862)
Loss from Operations	(862)
Interest and Dividend Income	—
Net Loss Attributable to Common Stockholders	$(862)
Weighted Average Number of Common Shares Outstanding, basic and diluted	4,000,000
Basic and Diluted Net Loss per Share Attributable to Other Stockholders	$(0.00)

The accompanying notes are an integral part of the financial statements.

Empeiria Acquisition Corp.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from January 24, 2011 (date of inception) to February 25, 2011

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount $.0001 par
Sale of common stock issued to initial stockholder on January 24, 2011 at $.0063 per share	4,000,000	$400	$24,600	$—	$25,000
Net loss attributable to common stockholders	—	—	—	(862)	(862)
Balance, February 25, 2011	4,000,000	$400	$24,600	$(862)	$24,138

The accompanying notes are an integral part of the financial statements.

Empeiria Acquisition Corp.
(a development stage company)

STATEMENT OF CASH FLOWS
For the Period from January 24, 2011 (date of inception) to February 25, 2011

Cash Flows from Operating Activities
Net Loss	$(862)
Cash Used in Operating Activities	(862)
Cash Flows from Financing Activities
Proceeds From Note Payable, Officer	50,862
Payment of Offering Costs	(50,000)
Proceeds From Sale of Common Stock to Sponsor	25,000
Net Cash Provided by Financing Activities	25,862
Net Increase in Cash	25,000
Cash at Beginning of the Period	—
Cash at End of the Period	$25,000
Supplemental Disclosure of Non-cash Transactions:
Deferred Offering Costs Included in Accrued Expenses	$22,500

The accompanying notes are an integral part of the financial statements.

Empeiria Acquisition Corp.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Empeiria Acquisition Corp. (the “company”) was incorporated in Delaware on January 24, 2011. The company is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business transaction, one or more operating businesses or assets (an “initial business transaction”). The company has neither engaged in any operations nor generated any revenues to date. The company has selected December 31 as its fiscal year end.

The company intends to finance the initial business transaction in part with the net proceeds from an initial public offering of 10,000,000 units (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), with each unit consisting of one share of its common stock and one warrant to purchase one share of its common stock (the “public offering” — Note 3), a private placement of 4,000,000 shares of its common stock to the initial stockholders, including the company’s sponsor (the “initial shares”), and a private placement of 500,000 units to the sponsor, each unit consisting of one share of common stock and a warrant to purchase one share of common stock (collectively, the “private placements” — Note 4). The shares of common stock sold as part of the units in the public offering are referred herein as “public shares.” The company’s sponsor is Empeiria Investors LLC, a Delaware limited liability company (the “sponsor”).

Upon the closing of the public offering and the private placements, $101,000,000 (or $115,625,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account (discussed below). The proceeds held in the trust account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less. The trust account will be held at a bank and maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for a portion of the interest income that may be released to the company to pay any taxes and to fund working capital requirements, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of an initial business transaction, (ii) the redemption of the shares sold in the public offering if the company is unable to consummate a business transaction within 21 months from the date of closing of the public offering (subject to the requirements of law) or (iii) the company’s liquidation (if no redemption occurs).

Initial Business Combination

For the purposes of consummating an initial business transaction, the company is not limited to a particular industry, geographic region or minimum transaction value, although its management team intends to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. The management team anticipates structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. It may also, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest.

Upon the consummation of the initial business transaction, subject to certain limitations, the company will provide its stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released for working capital purposes. The company intends to consummate the initial business transaction and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the SEC. If, however, a stockholder vote is required by law, or the company decides to hold a stockholder vote for business or legal reasons, it will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the company holds a stockholder vote, public stockholders voting in favor of the business transaction and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and amounts

Empeiria Acquisition Corp.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS  – (continued)

released to the company for working capital purposes, but public stockholders voting against the business transaction and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account excluding any amounts representing interest earned on the trust account, less taxes and amounts released for working capital purposes. Regardless of whether the company holds a shareholder vote or a tender offer in connection with an initial business transaction, public shareholders will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (in some instances) but less taxes payable plus amounts released to fund working capital requirements and any amounts used for purchasing public shares. As a result, such shares will be recorded at conversion/tender value and classified as temporary equity upon the completion of the public offering, in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 480, “Distinguishing Liabilities from Equity.”

The company will consummate the initial business transaction only if holders of no more than 93% of its public shares elect to redeem their shares and, solely if it seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business transaction.

Solely if the company holds a stockholder vote to approve the initial business transaction, and it does not conduct redemptions pursuant to the tender offer rules, it may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares, with such purchases made using funds held in the trust account. All shares so purchased by the company will be immediately cancelled.

Liquidation

If the company does not consummate an initial business transaction within 21 months from the closing of the public offering, it will (i) cease all operations except for the purpose of winding up, (ii) redeem its public shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval the company’s remaining stockholders and board of directors, dissolve and liquidate as part of its plan of dissolution and liquidation.

After distributing the proceeds of the trust account pursuant to the redemption, the company will promptly, subject to the approval of its remaining stockholders and board of directors, distribute the balance of its net assets to the remaining stockholders according to its plan of dissolution. The company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, the company’s sponsor has agreed to advance the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to the public stockholders (currently anticipated to be no more than approximately $30,000).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company

The company is considered to be in the development stage as defined by FASB ASC 915, “Development Stage Entities.” As of February 25, 2011, the company had not commenced operations or generated revenue. All activity through the date the financial statements were issued relates to the company’s formation, the private placement of initial shares to the sponsor, and the proposed public offering. Following the public

Empeiria Acquisition Corp.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

offering, the company will not generate any operating revenues until after completion of an initial business transaction, at the earliest. The company will generate non-operating income in the form of interest income on the designated trust account after the public offering.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. During the period from inception through February 25, 2011, the company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the company. As a result, dilutive loss per common share is equal to basic loss per common share for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The company complies with GAAP which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

The company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the company recording a tax liability that reduces ending retained earnings. Based on its analysis, the company has determined that it has not incurred any liability for unrecognized tax benefits as of February 25, 2011. The company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended February 25, 2011.

The company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Deferred Offering Costs

Deferred offering costs consist principally of $72,500 of legal, accounting and underwriting fees incurred through the balance sheet date that are related to the proposed public offering and private placements and that will be charged to stockholders’ equity upon the completion of the public offering, or charged to operations if the public offering is not completed.

Empeiria Acquisition Corp.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of the company’s financial instruments, including cash and note payable to officer, approximate their carrying amounts represented on the balance sheet.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the company’s financial statements.

3. PROPOSED PUBLIC OFFERING

Pursuant to the proposed public offering, the company will offer for sale 10,000,000 units at a purchase price of $10.00 per unit. Each unit consists of (i) one share of the company’s common stock, $0.0001 par value (“common stock”), and (ii) one warrant to purchase one share of common stock (“warrant”). Each warrant entitles the holder to purchase one share of the company’s common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business transaction and one year from the date of the prospectus for the proposed public offering, and will expire five years from the date of the initial business transaction, or earlier upon redemption or liquidation. The company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice after the warrants become exercisable, only in the event that the last sales price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is given. In the event that a registration is not effective at the time of exercise, the holders of the warrants shall not be entitled to exercise such warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the company be required to net cash settle the warrants and the warrants will expire worthless.

4. RELATED PARTY TRANSACTIONS

Private Placements

On January 24, 2011, the company issued to its sponsor in a private placement 4,000,000 shares of restricted common stock (up to 500,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full) for an aggregate purchase price of $25,000. The initial shares will not be released from transfer restrictions until: (i) with respect to 20% of such shares, upon consummation of the initial business transaction, (ii) with respect to 20% of such shares, when the closing price of the common stock exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction, (iii) with respect to 20% of such shares, when the closing price of the common stock exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction, (iv) with respect to 20% of such shares, when the closing price of the common stock exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction and (v) with respect to 20% of such shares, when the closing price of the common stock exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction or earlier, in any case, if, following a business transaction, the company engages in a subsequent transaction (1) resulting in its stockholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of its board of directors or management team in which the company is the surviving entity.

The sponsor has agreed to purchase, on or before the date of the prospectus for the proposed public offering, 500,000 units (the “placement units”) from the company at a price of $10.00 per unit, each unit consisting of one share of common stock (“placement shares”) and a warrant to purchase one share of common stock (“placement warrants”) (for an aggregate purchase price of $5,000,000) in a placement pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended. The placement warrants

Empeiria Acquisition Corp.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

4. RELATED PARTY TRANSACTIONS  – (continued)

will be identical to the warrants sold in the public offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis at the option of the holder; and (ii) will not be redeemable by the company. In addition, the placement warrants and placement shares will be subject to transfer restrictions until 30 days following the consummation of the initial business transaction. Since the company is not required to net-cash settle the placement warrants, management has determined that they will be recorded at fair value and classified within stockholders’ equity as additional paid-in capital upon their issuance in accordance with FASB ASC 815-40.

The initial shares and the placement shares are identical to the shares of common stock included in the units being sold in the public offering except that (i) the initial shares and the placement shares will be subject to certain transfer restrictions as described above, and (ii) the sponsor has agreed not to redeem any shares of common stock held by it in connection with the consummation of an initial business transaction, and has also waived its rights to participate in any redemption with respect to its initial shares and the placement shares if the company fails to consummate an initial business transaction. However, the sponsor will be entitled to redeem any public shares it acquires in or after the public offering in the event the company fails to consummate an initial business transaction within the required time period.

In connection with a stockholder vote to approve an initial business transaction, if any, the company’s initial stockholders have agreed to vote their initial shares and the placement shares in favor of the initial business transaction. In addition, the company’s sponsor, officers and directors have also agreed to vote any shares of common stock acquired in the public offering or in the aftermarket in favor of the initial business transaction submitted to stockholders for approval, if any.

The company’s initial stockholders and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the proposed public offering. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, commencing, in the case of the initial shares, one year after the consummation of the initial business transaction and commencing, in the case of the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, 30 days after the consummation of the initial business transaction.

Note Payable to Officer

The company issued a $50,862 unsecured promissory note to an officer of the company on February 25, 2011, in consideration of the payment by such officer of various organizational and offering expenses on the company’s behalf. The principal balance of the note is payable on the earlier of (i) the date of the consummation of the public offering and (ii) December 31, 2011. The principal balance is prepayable without penalty at any time in whole or in part. No interest accrues on the unpaid principal balance of the note. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Administrative Services

The company has agreed to pay its sponsor or an affiliate of its sponsor $5,000 per month for office space and general and administrative services, commencing upon the date of the prospectus of the public offering. The company has also agreed to pay its sponsor a management fee of $10,000 per month which will be used by the sponsor to pay the company’s president for services. This agreement commences on the date of the public offering and shall continue until the earlier to occur of: (i) an initial business transaction and (ii) 21 months from the date of the public offering.

Empeiria Acquisition Corp.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

5. COMMITMENTS

The company has granted Cohen & Company Capital Markets, LLC, as the representative of the underwriters for the offering, a 45-day option to purchase up to 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any.

The company is committed to pay an underwriting discount of 2.5% of the public unit offering price to the underwriters at the closing of the public offering, with an additional corporate finance fee of 1.5% of the gross offering proceeds payable to the representative of the underwriters upon the company’s consummation of an initial business transaction.

The company has also agreed to sell to Cohen & Company Capital Markets, LLC, for $100, as additional compensation, an option to purchase up to 1,000,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered in the public offering. This option may be exercised during the five-year period from the date of the public offering commencing on the later of the consummation of an initial business transaction and the one-year anniversary of the date of the public offering. The company intends to account for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the proposed public offering resulting in a charge directly to shareholders’ equity. The company estimates the fair value of this unit purchase option is approximately $2.07 per unit (for a total fair value of approximately $2,070,000) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.11% and (3) expected life of 5 years. Because the company’s units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility assumption was calculated using the average volatility of exchange-traded funds tracking various indices, which are representative of the sectors on which the company intends to focus for the initial business transaction, including: the Industrial Select Sector SPDR Fund, the iShares Dow Jones Transportation Average Index Fund, the iShares Dow Jones U.S. Oil Equipment & Services Index Fund, and the PowerShares Dynamic Food & Beverage Portfolio. The company believes that the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of the units. Although an expected life of five years was used in the calculation, if the company does not consummate a business transaction within the prescribed time period and it liquidates, the option will become worthless. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of cash.

6. SHAREHOLDERS’ EQUITY

Common Stock

The company is authorized to issue 100,000,000 shares of common stock. Holders of the company’s common stock are entitled to one vote for each share. At February 25, 2011, there were 4,000,000 shares of common stock outstanding.

Preferred Stock

The company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At February 25, 2011, the company has not issued any shares of preferred stock.

Empeiria Acquisition Corp.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

7. OTHER INFORMATION

From inception to February 25, 2011, general and administrative expenses and net loss were $862. At February 25, 2011, stockholders’ equity was $24,138.

8. SUBSEQUENT EVENTS

On March 3, 2011, the company issued a $50,000 unsecured promissory note to an officer of the company, in consideration of a $50,000 loan made by the officer to the company. Proceeds from the loan were used for the payment of certain fees in connection with the company’s proposed public offering. The principal balance of the note is payable on the earlier of (i) the date of the consummation of the public offering and (ii) December 31, 2011. The principal balance is prepayable without penalty at any time in whole or in part. No interest accrues on the unpaid principal balance of the note.

As of May 2, 2011, the company’s sponsor sold, at cost, an aggregate of 1,000,000 of the initial shares to the company's officers and directors.

Until [    ], 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer of solicitation is not authorized or is unlawful.

EMPEIRIA ACQUISITION CORP.

10,000,000 Units

PROSPECTUS

Cohen & Company Capital Markets, LLC

PrinceRidge

[    ], 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC filing fee	31,782
FINRA filing fee	27,875
Accounting fees and expenses	50,000
Printing and engraving expenses	35,000
Legal fees and expenses	250,000
Blue Sky legal and filing fees	40,000
Miscellaneous expenses(1)	65,343
Total	$500,000

(1)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Empeiria Investors LLC	4,000,000
Total	4,000,000(1)

(1)	As of May 2, 2011, our sponsor sold, at cost, an aggregate of 1,000,000 of such initial shares to our officers and directors in the following amounts: 345,000 shares to Mr. Menkes, 135,000 shares to Mr. Oster, 63,000 shares to Mr. Fong, 290,000 shares to Mr. Dion, 132,000 shares to Mr. Mills, 18,000 shares to Mr. Brigman, 17,000 shares to Ms. Kaplan.

Such shares of common stock were issued to our sponsor on January 24, 2011 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to our sponsor were sold for an aggregate offering price of $25,000 at a purchase price of $.00625 per share. No underwriting discounts or commissions were paid with respect to such sales. Of these securities, up to 500,000 shares of common stock are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, in full.

On or before the date of the prospectus accompanying this registration statement, our sponsor will purchase an aggregate of 500,000 placement units from us. The placement units will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our sponsor in connection with these placement units and is attached as an exhibit.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of initial shares (but excluding any placement shares) equals 25.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of initial shares (but excluding any placement shares) equals 25.0% of our issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of warrants to our sponsor as described above. Any such increased number of shares will be subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full. Any such decreased number of shares will be forfeited, with the remainder subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of May, 2011.

EMPEIRIA ACQUISITION CORP.
By: /s/ Alan B. Menkes Name: Alan B. Menkes Title: Chief Executive Officer

Name	Position	Date
/s/ Alan B. Menkes Alan B. Menkes	Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2011
/s/ Joseph Fong* Joseph Fong	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	May 23, 2011
/s/ Keith E. Oster* Keith E. Oster	President and Director	May 23, 2011
/s/ James N. Mills* James N. Mills	Chairman of the Board	May 23, 2011
/s/ Barry Brigman* Barry Brigman	Director	May 23, 2011
/s/ Michael Dion* Michael Dion	Executive Vice President and Director	May 23, 2011
*By: /s/ Alan B. Menkes Alan B. Menkes Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.**
3.2	Form of Amended and Restated Certificate of Incorporation.**
3.3	Bylaws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate. (included in Exhibit 4.4 as Exhibit A)**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
4.5	Form of Unit Purchase Option.**
5.1	Form of Opinion of Ellenoff Grossman & Schole LLP.**
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.2	Form of Registration Rights Agreement among the Registrant and security holders.**
10.3	Intentionally omitted.
10.4	Form of Letter Agreement by and between the Registrant and Empeiria Investors LLC, and the officers and directors of Registrant.**
10.5	Securities Purchase Agreement dated January 24, 2011 between the Registrant and Empeiria Investors LLC.**
10.6	Promissory Note, dated February 25, 2011 issued to Alan B. Menkes in the amount of $50,862.**
10.7	Placement Units Subscription Agreement between the Registrant and Empeiria Investors LLC.**
10.8	Promissory Note, dated March 3, 2011 issued to Alan B. Menkes in the amount of $50,000.**
10.9	Form of Letter Agreement between Empeiria Investors LLC and Registrant regarding administrative support.**
10.10	Form of Indemnity Agreement.**
14.1	Code of Business and Ethics.**
23.1	Consent of Rothstein Kass & Company P.C.*
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).**

*	Filed herewith.
**	Previously filed.